Exhibit 10.10

Originally dated 25 September 2018 and as amended and restated on 29 April 2021, 21 December 2021, 21 June 2022, 20 December 2022, 22 September 2023 and further amended and restated on 26 June 2024
GERMAN MASTER LEASE AND SERVICING AGREEMENT
    between
HERTZ FLEET LIMITED
as Lessor
HERTZ AUTOVERMIETUNG GMBH
as Initial Lessee and Servicer
those Permitted Lessees from time to time acceding to this Agreement as Lessees
and
BNP PARIBAS TRUST CORPORATION UK LIMITED as German Security Trustee

1    DEFINITIONS AND CONSTRUCTION    4
2    NATURE OF AGREEMENT    5
3    TERM    11
4    RENT AND LEASE CHARGES    12
5    VEHICLE OPERATIONAL COVENANTS    16
6    SERVICER FUNCTIONS AND COMPENSATION    21
7    CERTAIN REPRESENTATIONS AND WARRANTIES    28
8    CERTAIN AFFIRMATIVE COVENANTS    29
9    DEFAULT AND REMEDIES THEREFOR    31
10    CERTIFICATION OF TRADE OR BUSINESS USE    35
11    [RESERVED]    36
12    ADDITIONAL LESSEES    36
13    VALUE ADDED TAX    36
14    SECURITY AND ASSIGNMENTS    37
15    LIMITED LIABILITY OF LESSOR    38
16    NON-PETITION AND NO RECOURSE    38
17    SUBMISSION TO JURISDICTION    39
18    GOVERNING LAW    39
19    NOTICES    40
20    ENTIRE AGREEMENT    40
21    MODIFICATION AND SEVERABILITY    40
22    SURVIVABILITY    40
23    [RESERVED]    40
24    COUNTERPARTS    40
25    ELECTRONIC EXECUTION    40
26    LESSEE TERMINATION AND RESIGNATION    41
27    THIRD-PARTY RIGHTS    41
28    [RESERVED]    41
29    GOVERNING LANGUAGE    41
30    POWER OF ATTORNEY    41
31    RESCISSION OR NULLIFICATION OF THIS AGREEMENT    41
ANNEX A

FORM OF AFFILIATE JOINDER IN LEASE    46

EXHIBIT A

FORM OF LESSEE RESIGNATION NOTICE    49
SCHEDULE I
Common Terms of Motor Third Party Liability Cover    50
SCHEDULE II
[RESERVED]    51
SCHEDULE III

Required Contractual Criteria for Vehicle Purchasing Agreements    52
SCHEDULE IV
[RESERVED]    56
SCHEDULE V
Form of Initial Lease Vehicle Acquisition Schedule    57

THIS AGREEMENT (as amended, modified or supplemented from time to time in accordance with the provisions hereof, this “Agreement”), is dated 25 September 2018, as amended and restated on 29 April 2021, 21 December 2021, 21 June 2022, 20 December 2022, 22 September 2023 and further amended and restated on 26 June 2024 between the following parties:
(1)HERTZ FLEET LIMITED (registered number 412465), a company with limited liability incorporated in Ireland with its principal place of business in Ireland, whose registered office is at Hertz Europe Service Centre, Swords Business Park, Swords, Co. Dublin, Ireland (“German FleetCo”), as lessor (in such capacity, the “Lessor”);
(2)HERTZ AUTOVERMIETUNG GMBH (registered number HRB 52255 in the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Frankfurt am Main), a company with limited liability incorporated in German with its principal place of business in Germany, whose registered office is at Grenzweg 2, 65451 Kelsterbach, Germany (“German OpCo”), as a lessee (the “Initial Lessee”) and as servicer (in such capacity as servicer, the “Servicer”);
(3)the Permitted Lessees (as defined herein) that have acceded to this Agreement as Lessees pursuant to Clause 12 (Additional Lessees) hereof (each, an “Additional Lessee”), as lessees (German OpCo and the Additional Lessees, in their capacities as lessees, each a “Lessee” and, collectively, the “Lessees”); and
(4)BNP PARIBAS TRUST CORPORATION UK LIMITED, acting through its registered office at 10 Harewood Avenue, London NW1 6AA as German security trustee (in such capacity, the “German Security Trustee”).
WHEREAS
(A)The Lessor has purchased or will purchase German Vehicles from German OpCo pursuant to a German master fleet purchase agreement entered into on or about the date of this Agreement (the “German Master Fleet Purchase Agreement”).
(B)The Lessor desires to lease to each Lessee and each Lessee desires to lease from the Lessor certain Lease Vehicles for use in connection with the business of such Lessee, including use by such Lessee’s employees, directors, officers, representatives, agents and other business associates in their personal or professional capacities.
(C)The Lessor desires the Servicer to perform various servicing functions with respect to the Lease Vehicles (to the extent relating to the Vehicles purported to be leased pursuant to this Agreement), and the Servicer desires to perform such functions, in accordance with the terms hereof.
THE PARTIES HEREBY AGREE AS FOLLOWS
1DEFINITIONS AND CONSTRUCTION
1.1Definitions
Except as otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the master definitions and constructions agreement signed by, amongst others, the parties hereto dated on the Signing Date as amended, modified or supplemented from time to time (the “Master Definitions and Constructions Agreement”). All Clause, Sub-Clause or paragraph references herein shall refer to clauses, sub-clauses or paragraphs of this Agreement, except as otherwise provided herein.

1.2Rules of Construction
(a)In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto unless the context otherwise requires, words and expressions used have the constructions ascribed to them in Clause 2 (Principles of Interpretation and Construction) of the Master Definitions and Constructions Agreement.
(b)Words in German used in this Agreement and having a specific legal meaning shall prevail over the English translation.
1.3Effectiveness
The parties hereto acknowledge and agree that the rights and obligations under this Agreement shall become effective at the Effective Time.
2NATURE OF AGREEMENT
(a)Each Lessee and the Lessor acknowledges that the relationship between the Lessor and each Lessee pursuant to this Agreement shall be only that of a lessor and a lessee and that any lease of Lease Vehicles granted pursuant to this Agreement shall be a lease governed by German law. No Lessee shall acquire by virtue of this Agreement any right or option to purchase any Lease Vehicles leased to it.
(b)Each Lessor and the Lessee hereby confirms to and for the benefit of German Security Trustee and FleetCo Secured Parties, that it is the intention of each Lessor and the Lessee that:
(i)this German Master Lease constitutes a single indivisible lease of all the Vehicles subject to such German Master Lease and not separate leases governed by similar terms; and
(ii)this German Master Lease is intended for all purposes (including bankruptcy) to be a single lease with respect to all Vehicles subject to such German Master Lease.
(c)[Reserved]
1.1Lease of Vehicles
(a)Lease of Existing Fleet. From the Closing Date and subject to the terms and provisions hereof and the deed of termination and release in connection with Existing/Prior Financing, each of the Initial Lessee and the Lessor hereto agree that:
(i)on the Closing Date (A) the Lessor shall lease to the Initial Lessee and (B) the Initial Lessee shall lease from the Lessor, in each case, all Vehicles leased (as at the Closing Date) pursuant to the German master lease agreement entered into on 21 December 2007 (as such agreement has been amended and restated from time to time) between Hertz Autovermietung GmbH (as lessee thereunder), Hertz Fleet Limited (as lessor thereunder) and BNP Paribas (as security agent and facility agent thereunder) (which such agreement shall, for the purposes of this Sub-Clause 2.1(a) (Lease of Vehicles) be referred to as the “Terminated German Master Lease”);
(ii)on the Closing Date, all rights and obligations of each party under the Terminated German Master Lease shall be terminated in accordance with the provisions of the deed of termination and release in connection with the Existing/Prior Financing dated on or around the date hereof;

(iii)from and including the Closing Date, the Vehicles leased pursuant to Sub-Clause 2.1(a)(i) above shall be leased by the Initial Lessee in accordance with the terms and provisions of this German Master Lease and each party hereto shall have the rights and obligations provided for in this Agreement in connection with the Vehicles referred to in this Sub-Clause 2.1(a) (Lease of Vehicles); and
(iv)the capitalized cost of each Vehicle leased pursuant to Sub-Clause 2.1(a)(i) above shall be equal to such Vehicle’s net book value immediately prior to such Vehicle’s Vehicle Lease Commencement Date.
(b)Agreement to Lease. From time to time, subject to the terms and provisions hereof (including satisfaction of the conditions precedent set forth in Sub-Clause 2.1(c) (Conditions Precedent to Lease of Lease Vehicles)), the Lessor agrees to lease to the relevant Lessee, and such Lessee agrees to lease from the Lessor those certain Lease Vehicles identified on Lease Vehicle Acquisition Schedules and Intra-Lease Lessee Transfer Schedules produced from time to time by or on behalf of such Lessee pursuant to Sub-Clauses 2.1(d) (Lease Vehicle Purchase and Lease Vehicle Acquisition Schedules) and 2.2(b) (Intra-Lease Transfers), respectively.
(c)Conditions Precedent to Lease of Lease Vehicles. The agreement of the Lessor to commence leasing any Lease Vehicle to any Lessee hereunder is subject to the following conditions precedent (aufschiebende Bedingungen) being satisfied at the time the Lessor orders such Lease Vehicles and will continue to be satisfied when the Lease Vehicles are delivered to the German FleetCo or to its order:
(i)No Default. No Lease Event of Default shall have occurred and be continuing on the Vehicle Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder, and no Potential Lease Event of Default with respect to any event or condition specified in Sub-Clause 9.1.1 (Events of Default), Sub-Clause 9.1.5 (Events of Default) or Sub-Clause 9.1.8 (Events of Default) shall have occurred and be continuing on the Vehicle Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder;
(ii)Representations and Warranties. The representations and warranties contained in Clause 7 (Certain Representations and Warranties) are true and correct in all material respects (unless any such representation or warranty contains a materiality limitation by its terms, in which case such representation or warranty shall be true and correct) as of such date (unless any such representation or warranty by its terms makes reference to a specific date, in which case, such representation or warranty shall be true and correct for such specific date);
(iii)Eligible Vehicle. Such Lease Vehicle is an Eligible Vehicle or in the case of any Credit Vehicle will be an Eligible Vehicle following payment of the purchase price in respect thereof;
(iv)Lease Expiration Date. The Lease Expiration Date has not occurred;
(v)Payment. If such Lease Vehicle was purchased by German FleetCo on non-credit terms, German FleetCo has paid in full the purchase price for such Lease Vehicle and if such Lease Vehicle was purchased on credit terms by German FleetCo, such Lease Vehicle has been delivered to or (as the case may be) is available for collection by German FleetCo; and
(vi)Purchase pursuant to German Master Fleet Purchase Agreement. The relevant Vehicle has been purchased by the Lessor pursuant to the terms of the German Master

Fleet Purchase Agreement, except for Vehicles subject to Sub-Clause 2.1(a) (Lease of Vehicles).
(d)Lease Vehicle Purchases and Lease Vehicle Acquisition Schedules
(i)From time to time, a Lessee shall deliver or cause to be delivered to the Lessor one or more schedules identifying the vehicles such Lessee desires to lease from the Lessor hereunder, which schedules shall include the Basic Lease Vehicle Information (each such schedule, a “Lease Vehicle Acquisition Schedule”). Each Lessee hereby agrees that, upon delivery of a Lease Vehicle Acquisition Schedule to the Lessor, it will represent and warrant, to and in favor of the Lessor, that each condition precedent to the leasing of the Lease Vehicles identified in such Lease Vehicle Acquisition Schedule has been satisfied as of the date of such delivery of the relevant Lease Vehicle Acquisition Schedule.
(ii)During the period from the Vehicle Lease Commencement Date in respect of a Lease Vehicle to the date that such Lease Vehicle is first identified on a Lease Vehicle Acquisition Schedule, the existence of a lease between the Lessor and the relevant Lessee in respect of that Lease Vehicle shall be evidenced and determined by reference to the records of the Lessor and such records shall constitute prima facie evidence of such lease.
(iii)The Lease Vehicle Acquisition Schedule for each Lease Vehicle to be leased hereunder on the Closing Date shall be substantially in the form as set out in Schedule V (Form of Initial Lease Vehicle Acquisition Schedule).
(e)Lease Vehicle Acceptance or Non-conforming Lease Vehicle Rejection.
(i)Subject to Sub-Clause 2.1(e)(ii) below, with respect to any vehicle identified on a Lease Vehicle Acquisition Schedule and made available for lease by the Lessor to any Lessee, such Lessee shall have the right to inspect such vehicle within five (5) days of receipt (or such shorter period as may be contemplated under the applicable Vehicle Purchasing Agreement) (the “Inspection Period”) of such vehicle and either accept or, if such vehicle is a Non-conforming Lease Vehicle, reject such vehicle; provided that the relevant Lessee is not required to expressly declare its acceptance of the relevant vehicle. If such Lessee rejects the vehicle, it shall notify the Lessor in writing that such vehicle is a Non-conforming Lease Vehicle during the Inspection Period (the delivery date of such written notice, the “Rejection Date”). If such Lessee timely notifies the Lessor that such Vehicle is a Non-conforming Lease Vehicle, then such Non-conforming Lease Vehicle with respect to which such Lessee has so notified the Lessor shall be a “Rejected Vehicle”.
(ii)Notwithstanding Sub-Clause 2.1(e)(i) above, a Lessee will be only entitled to reject any Vehicle delivered to it by or on behalf of the Lessor (A) if the Lessor is itself entitled to reject such Vehicle under the relevant Vehicle Purchasing Agreement pursuant to which such Vehicle was ordered and (B) subject to the same conditions (to the extent applicable) as to rejection as may be applicable to the Lessor under the relevant Vehicle Purchasing Agreement in respect of such Vehicle.
(iii)The Lessor shall cause the Servicer to dispose of a Rejected Vehicle described in sub-paragraph (i) above (including by returning such Rejected Vehicle to the seller thereof in accordance with the terms of the applicable Vehicle Purchasing Agreement) in accordance with Sub-Clause 6.2 (Servicer Functions).
(f)Third party representative. In making, delivering (which includes, for the avoidance of doubt, electronic delivery), receiving and/or accepting declarations pursuant to this Clause 2.1 (Lease of Vehicles), the Lessor and any Lessee may be represented by a duly authorised (bevollmächtigt) third party service provider acting in the name and on behalf of the Lessor or the applicable Lessee, respectively. The parties hereto agree that:
(i)each party so represented shall deliver to the respective other party the relevant original power of attorney or the original of the relevant servicing contract containing such power of attorney, at the time of or prior to the direct declaration made, delivered (which includes, for the avoidance of doubt, electronic delivery), received and/or accepted on behalf of it;
(ii)each party so represented shall promptly notify the respective other party of any amendments of such power of attorney;
(iii)the Lessor may only be represented by third party service providers incorporated in, and acting from, a jurisdiction other than Germany; and
(iv)each party shall procure that its respective service provider shall not sub-delegate its authority to any other Person.
(g)Indemnity. Each Lessee shall indemnify the Lessor in respect of any Liabilities which the Lessor may suffer in circumstances where the Lessor has purchased a Vehicle or Vehicles under an Individual Purchase Agreement (as defined pursuant to the German Master Fleet Purchase Agreement) and a lease is not entered into by the date on which the Lessor pays the purchase price for such Vehicle or Vehicles (including, without limitation, where a lease is not entered into because the conditions precedent in Clause 2.1(c) (Conditions Precedent to Lease of Leased Vehicles) are not satisfied).
2.1Certain Transfers
(a)Sales to Lessee. The Lessor may sell a Lease Vehicle during such Lease Vehicle’s Vehicle Term to the relevant Lessee for an amount equal to the market value of such Lease Vehicle.
(b)Intra-Lease Transfers. From time to time, a particular Lessee (the “Transferor Lessee”) may desire to cease leasing a Lease Vehicle hereunder and another Lessee (the “Transferee Lessee”) may desire to commence leasing such Lease Vehicle hereunder. Upon delivery by such Lessees to the Lessor of written notice identifying by VIN each Lease Vehicle with respect to which the lease shall be so transferred from such Transferor Lessee to such Transferee Lessee (such notice, an “Intra-Lease Lessee Transfer Schedule”), each Lease Vehicle identified in such Intra-Lease Lessee Transfer Schedule shall cease to be leased by the Transferor Lessee and shall contemporaneously commence being leased from the Lessor to the Transferee Lessee, provided that such transfer does not result in the breach of any prescribed limits relating to Lease Vehicles set out in the Related Documents. Each Lessee agrees that upon such a transfer of the lease with respect to any Lease Vehicle from one Lessee to another Lessee pursuant to this Agreement, such Transferor Lessee relinquishes all rights that it has under such lease with respect to such Lease Vehicle pursuant to this Agreement. Each Intra-Lease Lessee Transfer Schedule may be delivered electronically and may be delivered directly by either the applicable Transferor Lessee or the applicable Transferee Lessee or on behalf of either such party by any agent or designee of such party, provided the Transferor Lessee and the Transferee Lessee shall have separately agreed to such Intra-Lease Lessee Transfer Schedule and, with respect to such agreement, may not be represented by the same agent.
2.2[Reserved]

2.3Return
(a)Lessee Right to Return. Any Lessee may return any Lease Vehicle (other than any Lease Vehicle that has experienced a Casualty or become an Ineligible Vehicle) then leased by such Lessee at any time prior to such Lease Vehicle’s Maximum Lease Termination Date to the Servicer at the location for such Lease Vehicle’s return reasonably specified by the Servicer; provided that, for the avoidance of doubt, the Vehicle Term for such Lease Vehicle will continue until the Vehicle Lease Expiration Date thereof, notwithstanding the prior return of such Lease Vehicle pursuant to this Sub-Clause 2.4(a) (Lessee Right to Return).
(b)Lessee Obligation to Return.
(i)Each Lessee shall return each Lease Vehicle leased by such Lessee on or prior to such Lease Vehicle’s Maximum Lease Termination Date to the Servicer at the location for such Lease Vehicle’s return reasonably specified by the Servicer (taking into account transportation costs and expected realizable disposition proceeds).
(ii)Each Lessee shall return each Lease Vehicle leased by such Lessee upon the Vehicle Lease Expiration Date to the Lessor unless a Disposition Date has occurred in respect of such Lease Vehicle.
2.4Redesignation of Vehicles
(a)Mandatory Program Vehicle to Non-Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Program Vehicle leased by any Lessee hereunder as of any date of determination, the Lessor shall on the date specified in Sub-Clause 2.5(d) (Timing of Redesignations) redesignate such Lease Vehicle as a Non-Program Vehicle, if:
(i)a Manufacturer Event of Default is continuing with respect to the Manufacturer of such Lease Vehicle as of such date; or
(ii)as of any such date occurring after the Minimum Program Term End Date with respect to such Lease Vehicle, such Lease Vehicle was returned as of such date pursuant to the terms of the Manufacturer Program with respect to such Lease Vehicle, the Manufacturer of such Lease Vehicle would not be obligated to pay a repurchase price for such Lease Vehicle, or guarantee the disposition proceeds to be received for such Vehicle, in each case in an amount at least equal to (1) the Net Book Value of such Lease Vehicle, as of such date, minus (2) the Final Base Rent that would be payable in respect of such Lease Vehicle, assuming that such date were the Disposition Date for such Lease Vehicle, minus (3) the Excess Mileage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (4) the Excess Damage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (5) the Pre-VLCD Program Vehicle Depreciation Amount paid or payable with respect to such Lease Vehicle, as of such date, minus (6) the Program Vehicle Depreciation Assumption True-Up Amount paid or payable with respect to such Lease Vehicle, as of such date.
(b)Optional Program Vehicle to Non-Program Vehicle Redesignations. In addition to Sub-Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) and without limitation thereto, with respect to any Lease Vehicle that is a Program Vehicle leased by any Lessee hereunder as of any date of determination, such Lessee may redesignate such Lease Vehicle as a Non-Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee shall not redesignate any Program Vehicle as a Non-Program Vehicle pursuant to this Sub-Clause

2.5(b) (Optional Program Vehicle to Non-Program Vehicle Redesignations) if, after giving effect to such redesignation, an Aggregate Asset Amount Deficiency would exist, unless such redesignation would decrease the amount of such Aggregate Asset Amount Deficiency.
(c)Non-Program Vehicle to Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Non-Program Vehicle leased by any Lessee hereunder as of any date of determination, if such Lease Vehicle was previously designated as a Program Vehicle, then such Lessee may redesignate such Lease Vehicle as a Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee may not redesignate any such Lease Vehicle as a Program Vehicle if such Lease Vehicle would then be required to be redesignated as a Non-Program Vehicle pursuant to Sub-Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) after designating such Lease Vehicle as a Program Vehicle.
(d)Timing of Redesignations. With respect to any redesignation to be effected pursuant to Sub-Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations), such redesignation shall occur as of the first calendar day of the calendar month following the date on which the applicable event or condition described in Sub-Clause 2.5(a)(i) or (ii) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) occurs. With respect to any redesignation to be effected pursuant to Sub-Clause 2.5(b) (Optional Program Vehicle to Non-Program Vehicle Redesignations) or 2.5(c) (Non-Program Vehicle to Program Vehicle Redesignations), such redesignation shall occur as of the first calendar day of the calendar month immediately following the calendar month of the date written notice was delivered by the applicable Lessee of such redesignation.
(e)Program Vehicle to Non-Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Non-Program Vehicle pursuant to Sub-Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) or Sub-Clause 2.5(b) (Optional Program Vehicle to Non-Program Vehicle Redesignations), the Lessee of such Lease Vehicle as of the close of business on the date of such redesignation shall pay to the Lessor on the Payment Date following the effective date of such redesignation, as determined in accordance with Sub-Clause 2.5(d) (Timing of Redesignations), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle over the Market Value of such Lease Vehicle, in each case, as of the date of such redesignation (such excess, if any, for such Lease Vehicle, a “Redesignation to Non-Program Amount”).
(f)Non-Program Vehicle to Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Program Vehicle pursuant to Sub-Clause 2.5(c) (Non-Program Vehicle to Program Vehicle Redesignations), the Lessor shall pay to the Lessee of such Lease Vehicle on the Payment Date following the effective date of such redesignation, as determined in accordance with Sub-Clause 2.5(d) (Timing of Redesignations), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle (as of the date of such redesignation and calculated assuming that such Lease Vehicle had never been designated as a Non-Program Vehicle) over the Net Book Value of such Lease Vehicle (as of the date of such redesignation but without giving effect to such Lease Vehicle’s redesignation as a Program Vehicle) (such excess, if any, for such Lease Vehicle and such redesignation, the “Redesignation to Program Amount”); provided that,
(i)no payment shall be required to be made and no payment may be made by the Lessor pursuant to this Sub-Clause 2.5(f) (Non-Program Vehicle to Program Vehicle Redesignation Payments) to the extent that an Amortization Event or a Potential Amortization Event exists or would be caused by such payment;

(ii)the amount of any such payment to be made by the Lessor on any such date shall be capped at and be paid from (and the obligation of the Lessor to make such payment on such date shall be limited to) the amount of funds available to the Lessor on such date; and
(iii)if any such payment from the Lessor is limited in amount pursuant to the foregoing paragraph (i) or (ii), the Lessor shall pay to such Lessee the funds available to the Lessor on such Payment Date and shall pay to such Lessee on each Payment Date thereafter the amount available to the Lessor until such Redesignation to Program Amount has been paid in full to such Lessee.
2.5No set-off or counterclaim
Each Lessee’s obligation to pay all rent and other sums hereunder shall not be subject to any setoff or counterclaim, unless such claims against which such setoff is to be made have become final adjudicated (rechtskräftig festgestellt) or remained uncontested (unbestritten) by the Lessor.
3TERM
3.1Vehicle Term
(a)Vehicle Lease Commencement Date. The “Vehicle Lease Commencement Date” with respect to any Lease Vehicle shall mean the date referenced in the applicable Lease Vehicle Acquisition Schedule with respect to such Lease Vehicle, provided that:
(i)in respect of Lease Vehicles which were leased under the Terminated German Master Lease, such date shall be the Closing Date; and
(ii)in respect of Lease Vehicles to be leased pursuant to this Agreement and which were not leased under the Terminated German Master Lease, in no event shall such date be a date later than (i) the date that funds are expended by German FleetCo to acquire such Lease Vehicle or (ii) if earlier, the date on which the Lease Vehicle is delivered (such date of payment, the “Vehicle Funding Date” for such Lease Vehicle).
(b)Vehicle Term for Lease Vehicles. The “Vehicle Term” with respect to each Lease Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of:
(i)the Disposition Date with respect to such Lease Vehicle;
(ii)if such Lease Vehicle becomes a Rejected Vehicle, the Rejection Date with respect to such Rejected Vehicle;
(iii)the date that is the last Business Day of the month that is:
(A)24 months in the case of Lease Vehicles other than vans, light-duty or heavy-duty trucks or Service Vehicles;
(B)48 months in the case of vans, light-duty or heavy-duty trucks (other than Service Vehicles); or
(C)60 months in the case of Service Vehicles,
◦in each case, after the month in which the Lease Commencement Date occurs with respect to such Lease Vehicle,

(the earliest of such three dates being referred to as the “Vehicle Lease Expiration Date” for such Lease Vehicle).
(c)[Reserved]
(d)Lease Vehicles with Multiple Vehicle Terms. For the avoidance of doubt, with respect to any Lease Vehicle that experiences more than one Vehicle Term pursuant to this Agreement, each such Vehicle Term with respect to such Lease Vehicle will be treated as an independent Vehicle Term for all purposes hereunder.
3.2German Master Lease Term
The “Lease Commencement Date” shall mean the Closing Date. The “Lease Expiration Date” shall mean the later of (i) the date of the final payment in full of the German Note and (ii) the Vehicle Lease Expiration Date for the last Lease Vehicle leased by a Lessee hereunder. The “Term” of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.
4RENT AND LEASE CHARGES
Each Lessee will pay Rent due and payable on a monthly basis as set forth in this Clause 4 (Rent and Lease Charges).
1.1Additional Rent on the First Payment Date
With respect to the Payment Date falling on 26 November 2018 only, the Monthly Base Rent or Monthly Variable Rent, as applicable, shall also include an amount determined by the Servicer in its reasonable discretion to reflect the depreciation and carrying charges accrued prior to the Closing Date which would have been payable by the Lessee in respect of each relevant Lease Vehicle in accordance with the German Prior Lease had such lease not been terminated on the Closing Date.
4.1Depreciation Records and Depreciation Charges
On each Business Day, the Lessor shall establish or cause to be established the Depreciation Charge with respect to each Lease Vehicle, and the Lessor shall maintain, and upon request by a Lessee, deliver or cause to be delivered to such Lessee a record of such Depreciation Charges (such record, the “Depreciation Record”) with respect to each Lease Vehicle leased by such Lessee as of such date, the delivery of which may be satisfied by the Lessor posting or causing to be posted such depreciation records to a password-protected website made available to such Lessee or by any other reasonable means of electronic transmission (including, without limitation, email or other file transfer protocol), and may be made directly by the Lessor or on its behalf by any agent or designee of the Lessor.
4.2Monthly Base Rent
With respect to any Payment Date and any Lease Vehicle (other than a Lease Vehicle with respect to which the Disposition Date occurred during such Related Month), the “Monthly Base Rent” with respect to such Lease Vehicle for such Payment Date shall equal the pro rata portion (based upon the number of days in the Related Month with respect to such Payment Date that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of the last day of such Related Month calculated on a 30/360 day basis.
4.3Final Base Rent
With respect to any Payment Date and any Lease Vehicle with respect to which the Disposition Date occurred during such Related Month, the “Final Base Rent” with respect to any such Lease Vehicle for such Payment Date shall be an amount equal to the pro rata portion (based upon the number of days in such Related Month that were included in the Vehicle Term for such Lease Vehicle) of the

Depreciation Charge for such Lease Vehicle as of such Disposition Date, calculated on a 30/360 day basis.
4.4Program Vehicle Depreciation Assumption True-Up Amount
If the Program Vehicle Depreciation Assumption True-Up Amount with respect to any Lease Vehicle is a positive number as of the first day following the end of the Estimation Period for such Lease Vehicle, then the Lessee of such Lease Vehicle shall pay the Lessor such Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle in accordance with Sub-Clause 4.7.1 (Payments).
4.5Monthly Variable Rent
The “Monthly Variable Rent” for each Payment Date and each Lease Vehicle other than a Lease Vehicle which was a Credit Vehicle on the last day of the Related Month with respect to such Payment Date (w) leased hereunder as of the last day of the Related Month with respect to such Payment Date, (x) the Disposition Date in respect of which occurred during such Related Month, or (y) that was purchased by the applicable Lessee during such Related Month, in each case shall equal:
(a)the product of:
(i)the sum of:
(A)all interest that has accrued on the German Note during the Interest Period for the German Note ending on the second Business Day immediately preceding the Determination Date immediately preceding such Payment Date, plus
(B)all German Carrying Charges with respect to such Payment Date, and
(ii)the quotient (the “VR Quotient”) obtained by dividing:
(A)the Net Book Value of such Lease Vehicle as of the last day of such Related Month (or, if earlier, the Disposition Date with respect to such Lease Vehicle) by
(B)the aggregate Net Book Value as of the last day of such Related Month (or, in any such case, if earlier, the Disposition Date of such Lease Vehicle) of all such Lease Vehicles leased by the Lessor to the Lessees.
(b)The total amount of Base Rent and Monthly Variable Rent payable by the Lessee to the Lessor on each Payment Date shall be adjusted by an amount (positive or negative) as reasonably determined by the Servicer to result in the net income and gains, of the Lessor for the Related Month, calculated in accordance with GAAP, taking into account, inter alia, (i) all interest expenses and other expenses of such Lessor (including, for the avoidance of doubt, such interest and other expenses paid and accrued but not yet paid) (in accordance with GAAP) and (ii) any losses or gains realised as of the last day of the Related Month in respect of the disposal of Non-Program Vehicles by (or on behalf of) the Lessor during such Related Month being equal to one twelfth of the German Minimum Profit Amount (the “Rental Adjustment”) provided that the Rental Adjustment shall not result in the total amount of Base Rent and Monthly Variable Rent being reduced below such amount as is required by the Lessor to make any payments to third parties (including without limitation in respect of interest and other amounts payable to the German Noteholder under the German Note) on such Payment Date.
4.6Casualty; Ineligible Vehicles
On the second day of each calendar month, each Lessee shall deliver to the Servicer a list containing each Lease Vehicle leased by such Lessee that suffered a Casualty or became an Ineligible Vehicle in the preceding calendar month (each such list, a “Monthly Casualty Report”). Each such delivery may be satisfied by the applicable Lessee posting such Monthly Casualty Report to a password protected website made available to the Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee. On the Disposition Date with respect to each Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, (i) the Lessor shall cause title to such Lease Vehicle to be transferred to the Lessee of such Lease Vehicle and (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Lease Vehicle.
4.7Payments
4.7.1Subject to 4.5(b), on each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Sub-Clause 4.9 (Prepayments), each Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder to the last day of such Related Month (other than any Lease Vehicle the Disposition Date for which occurred during such Related Month):
(a)the Monthly Base Rent with respect to such Lease Vehicle as of such Payment Date, plus
(a)the Pre-VLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, plus
(b)if the Program Vehicle Depreciation Assumption True-Up Amount owing with respect to such Lease Vehicle as of such Payment Date is a positive number, then such Program Vehicle Depreciation Assumption True-Up Amount minus all amounts previously paid by the applicable Lessee in respect of such Program Vehicle Depreciation Assumption True-Up Amount, plus
(c)the Monthly Variable Rent with respect to such Lease Vehicle as of such Payment Date, plus
(d)the Redesignation to Non-Program Amount, if any, with respect to such Lease Vehicle for such Payment Date.
4.7.1Subject to 4.5(b), on each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Sub-Clause 4.9 (Prepayments), each Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder as of any day during such Related Month and the Disposition Date for which occurred during such Related Month:
(a)the Casualty Payment Amount with respect to such Lease Vehicle, if any, plus
(b)the Final Base Rent with respect to such Lease Vehicle, if any, plus
(c)the Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus
(d)the Non-Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus

(e)the Early Program Return Payment Amount with respect to such Lease Vehicle, if any, plus
(f)the Monthly Variable Rent owing with respect to such Lease Vehicle for such Payment Date.
4.8Making of Payments
(a)All payments hereunder shall be made by the applicable Lessee, or by the Servicer or one or more of its Affiliates on behalf of such Lessee, to, or for the account of, the Lessor in immediately available funds.
(b)All such payments shall be deposited into the German Collection Account (German Branch) not later than 12:00 noon, London time, on such Payment Date.
(c)If any Lessee pays less than the entire amount of Rent (or any other amounts) due on any Payment Date, after giving full credit for all prepayments made pursuant to Sub-Clause 4.9 (Prepayments) with respect to amounts due on such Payment Date, then the payment received from such Lessee in respect of such Payment Date shall be first applied to the Monthly Variable Rent due on such Payment Date.
(d)In the event any Lessee fails to remit payment of any amount due under this Agreement on or before the Payment Date or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Lessee shall pay default interest with respect thereto at a rate equal to (i) the effective interest rate payable by German FleetCo on any overdue amounts owed by German FleetCo with respect to the German Note or (ii) if no such interest is payable by German FleetCo, EURIBOR plus 1.0%, during the period from the Payment Date on which such delinquent amount was payable until such delinquent amount (with accrued interest) is paid.
(e)EUR is the currency of account payment for any sum due from one party to another under this Agreement.
(f)Tax gross-up:
(i)Each Lessee shall make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is a Requirement of Law.
(ii)Each Lessee shall, promptly upon becoming aware that it is required to make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lessor and the German Security Trustee accordingly.
(iii)If any Lessee is required by law to make a Tax Deduction, the amount of the payment due by such Lessee shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due to the payee if no Tax Deduction had been required.
(iv)If any Lessee is required to make a Tax Deduction, such Lessee shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(v)Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, each Lessee shall deliver to the Lessor and the German Security Trustee evidence reasonably satisfactory to the Lessor that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant Tax Authority.

4.9Prepayments
On any Business Day, any Lessee, or the Servicer or one or more of its Affiliates on behalf of such Lessee, may, at its option, make a non-refundable payment to the Lessor of all or any portion of the Rent or any other amount that is payable by such Lessee hereunder on the Payment Date occurring in the calendar month of such date of payment or the next succeeding Payment Date, in advance of such Payment Date.
4.10Ordering and Delivery Expenses
With respect to any Lease Vehicle to be leased by any Lessee hereunder, such Lessee shall pay to or at the direction of the Lessor all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Lease Vehicle and all sales and use tax (if any) to the extent that the same have not been included in the Capitalized Cost of such Lease Vehicle, as such inclusion or exclusion has been reasonably determined by the Servicer.
4.11[Reserved]
5VEHICLE OPERATIONAL COVENANTS
5.1[Reserved]
1.1.1Maintenance and Repairs. With respect to any Lessee and the Lease Vehicles leased by such Lessee hereunder, such Lessee shall pay for all maintenance and repairs. Each Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Lease Vehicles leased by such Lessee hereunder including, but not limited to, fuel, lubricants, and coolants. Any improvements or additions to any Lease Vehicles shall become and remain the property of the Lessor, except that any addition to any Lease Vehicle made by any Lessee shall remain the property of such Lessee if such addition can be disconnected from such Lease Vehicle without impairing the functioning of such Lease Vehicle or its resale value, excluding such addition.
5.1.1Insurance. Each Lessee shall:
(a)unless at any time the Lessor shall otherwise expressly consent in writing, maintain insurances on and in relation to its business and assets against such risks and to such extent as is usual for companies carrying on business such as that carried on by the Lessee until the date on which the Lessee has returned all Lease Vehicles delivered to the Lessee under this Agreement to the Lessor, including insurance coverage which is a Requirement of Law in the jurisdictions of the following parties, for the Lessor, the German Security Trustee, the Issuer Security Trustee, itself and in the case of Motor Third Party Liability Cover (as defined below) any other jurisdiction where the Lease Vehicle is physically located, including providing protection against:
(i)liability in respect of bodily injury or death caused to third parties; and/or
(i)loss or damage to property belonging to third parties,
in each case arising out of the use of any Lease Vehicle at or above any applicable minimum limits of indemnity and/or liability imposed by law (the “Motor Third Party Liability Cover”) (Kfz-Haftpflichtversicherung) and, together with the aforementioned insurances, the “Insurance Policies”), in each case with licensed insurance companies or underwriters in accordance with the Lessee's customary practice;
(ii)upon knowledge of the occurrence of an event giving rise to a claim under any of the Insurance Policies, arrange for a claim to be filed with the relevant insurance company or underwriters and provide assistance in attempting to bring the claim to a successful conclusion;
(ii)ensure that the Insurance Policies are renewed or (as the case may be) replaced in a timely manner and shall pay premiums promptly and in accordance with the requirements of the relevant Insurance Policy;
(iii)notify the Lessor and the German Security Trustee of any material changes to either a Lessee’s or the Lessor’s insurance coverage under any of the Insurance Policies;
(iv)promptly notify the Lessor and the German Security Trustee of:
(A)any notice of threatened cancellation or avoidance of any of the Insurance Policies received from the relevant insurer; and
(B)any failure to pay premiums to the insurer or broker in accordance with the terms of any such Insurance Policies;
(v)if any of the Insurance Policies are not kept in full force and effect, and/or if a Lessee fails to pay any premiums thereunder, the Lessor has the right, but no obligation, to replace the relevant Insurance Policy or to pay the premiums due (if permitted under the relevant Insurance Policy), as the case may be, and in either case, the Lessee shall indemnify the Lessor for the amount of any premium and any Liabilities incurred in relation to replacement of the relevant Insurance Policy or payment of the premiums due by the Lessor, as the case may be (such indemnity shall be immediately due and payable by such Lessee);
(vi)retain custody of the original Insurance Policy documents and any correspondence regarding claims in respect of any of the Insurance Policies affecting the Lessor and shall supply the original Insurance Policy documents only (but not any claims correspondence) to the German Liquidation Co-ordinator and (if so requested) supply the Lessor and the German Security Trustee with copies thereof; and
(vii)comply, and use reasonable endeavors to ensure that any Affiliate to which a Lease Vehicle has been sub-leased pursuant to this Agreement and any sub-contractor, if any and to the extent required, complies, with the terms and conditions of the Insurance Policies, and shall not consent to, or voluntarily permit any act or omission which might invalidate or render unenforceable the whole or any part of the Insurance Policies.
5.1.1Ordering and Delivery Expenses. Each Lessee shall be responsible for the payment of all ordering and delivery expenses as set forth in Sub-Clause 4.10 (Ordering and Delivery Expenses).
5.1.2Fees; Traffic Summonses; Penalties and Fines. With respect to any Lessee and the Lease Vehicles leased by such Lessee hereunder, and notwithstanding the fact that the Lessor is the legal owner of any German Vehicle, each Lessee shall be responsible for the payment of all registration fees, title fees, license fees or other similar governmental fees and taxes, including German motor vehicle tax (Kraftfahrzeugsteuer), all costs and expenses in connection with registration of the Lease Vehicles, the transfer of title of, or reflection of the interest of any security holder in, any Lease Vehicle, traffic summonses, penalties, judgments and fines incurred with respect to any Lease Vehicle during the Vehicle Term for such Lease Vehicle or imposed during the Vehicle Term for such Lease Vehicle by any Governmental Authority with respect to such Lease Vehicles and any premiums relating to any of the Insurance Policies under Sub-Clause 5.1.2 (Insurance) above, in connection with such Lessee’s operation of such Lease Vehicles. The Lessor may, but is not required to, make any and all payments pursuant to this Sub-Clause 5.1.4 (Fees; Traffic Summonses; Penalties and Fines) on behalf of such Lessee, provided that, such Lessee will reimburse the Lessor in full for any and all payments made pursuant to this Sub-Clause 5.1.4.

5.1.3Registration of Vehicles. The relevant Lessee and the Servicer shall, with respect to all Vehicles which are intended to be leased to the Lessees pursuant to the terms of this Agreement:
(a)procure the registration of the Lessee as the registered keeper (Halter) of the Vehicles during the relevant Vehicle Term within any applicable time limits for such registration (and in each case arranging for the payment of all applicable registration costs to be for the account of the relevant Lessee pursuant to Sub-Clause 5.1.4 (Fees; Traffic Summonses; Penalties and Fines);
(b)if requested by the Lessor, co-operate in the registration of any other Person as keeper (Halter) of any Vehicle leased by such Lessee following effective delivery of a German Acceleration Notice; and
(a)if requested by the Lessor, co-operate in the registration of any other Person as keeper (Halter) of any Vehicle following the applicable Lease Expiration Date or following the Vehicle Lease Expiration Date except where such Vehicle has become a Casualty or an Ineligible Vehicle and title has been transferred to the relevant Lessee.
5.1.1Licences, authorizations, consents and approvals. Each Lessee shall obtain and maintain for so long as it leases Lease Vehicles hereunder, all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for the purposes of the transactions contemplated by this Agreement, except to the extent that the failure is not reasonably likely to result in a Material Adverse Effect.
5.1.2Landlord’s lien. Each Lessee shall use reasonable efforts to discharge any lien or pledge created in favour of a vehicle garage which is in possession of any Lease Vehicle in relation to any maintenance work.
5.2Vehicle Use
1.1.1Each Lessee may use Lease Vehicles leased hereunder in connection with its car rental business, including use by such Lessee’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, subject to Sub-Clause 6.2 (Servicer Functions), Sub-Clause 8.7 (Preservation of rights) and Clause 9 (Default and Remedies Therefor) hereof and Sub-Clause 10.2 (Rights of the German Security Trustee upon Amortization Event or Certain Other Events of Default) of the German Facility Agreement. Each Lessee agrees to possess, operate and maintain each Lease Vehicle leased to it in a manner consistent with how such Lessee would possess, operate and maintain such Vehicle were such Lessee the owner of such Lease Vehicle.
1.1.2In addition to the foregoing, each Lessee may sublet Lease Vehicles to any of:
(A)any Person(s), so long as (i) the sublease of such Lease Vehicles satisfies the Non-Franchisee Third Party Sublease Contractual Criteria, (ii) the Lease Vehicles being subleased are being used in connection with such Person(s)’ business and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(A) (Vehicle Use) does not exceed one (1) per cent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time;
(B)any franchisee of any Affiliate of any Lessee (and which franchisee, for the avoidance of doubt, may be an Affiliate of any Lessee), so long as (i) the sublease of such Lease Vehicles satisfies the Franchisee Sublease Contractual Criteria, (ii) such franchisee meets the normal credit and other approval criteria for franchises of such Affiliate and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased pursuant to this Sub-Clause 5.2.2(B) (Vehicle Use) at any one time does not exceed five (5) per cent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time;

(C)any Affiliate of any Lessee located in the same jurisdiction as the Lessee, so long as (i) the sublease of such Lease Vehicles to such Affiliate states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement, (ii) the Lease Vehicles being so subleased are being used in connection with such Affiliate’s business, including use by such Affiliate’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, provided that no amendments are made to the registration of the Lessee as the registered keeper (Halter) of the Vehicles and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(C) (Vehicle Use) does not exceed five (5) per cent. of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement; and
(D)subject to the provisions in Sub-Clause 5.2.2(E) below, any Affiliate of any Lessee located in a jurisdiction different than the jurisdiction where the Lessee is located, so long as (i) the sublease of such Lease Vehicles to such Affiliate states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement, (ii) the Lease Vehicles being so subleased are being used in connection with such Affiliate’s business, including use by such Affiliate’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, provided that no amendments are made to the registration of the Lessee as the registered keeper (Halter) of the Vehicles, (iii) the relevant FleetCo Class A Baseline Advance Rate applicable to the Lease Vehicle being subleased must be the lower FleetCo Class A Baseline Advance Rate in respect of the relevant FleetCo AAA Component, as the case may be, of (a) the jurisdiction of the Lessee and (b) the jurisdiction of the relevant Affiliate to such Lease Vehicles are sub-leased to, (iv) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(D) (Vehicle Use) does not exceed one (1) per cent. of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement and (v) following a Level 1 Minimum Liquidity Test Breach, the subleases of such Lease Vehicles shall be terminated, and such subleased Vehicles shall either be: (a) returned to the Lessee or (b) sold by the relevant Affiliate, with all proceeds of such sale to be deposited into the German Collection Account; and
(E)the OpCos located in a jurisdiction different than the jurisdiction where the Lessee is located, so long as (i) the sublease of such Lease Vehicles to such OpCo states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement, (ii) any Lease Vehicles being so subleased must be Non-Program Vehicles, (iii) the relevant FleetCo Class A Baseline Advance Rate applicable to the Lease Vehicle being subleased must be the lower of FleetCo Class A Baseline Advance Rate in respect of the relevant Eligible Investment Grade Non-Program Vehicle Amount or Eligible Non-Investment Grade Non-Program Vehicle Amount, as the case may be, of (a) the jurisdiction of the Lessee and (b) the jurisdiction of the relevant OpCo to such Lease Vehicles are sub-leased to, (iv) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(E) (Vehicle Use), sub-clause 5.2.2.(E) of the French Master Lease, sub-clause 5.2.2(E) of the Spanish Master Lease, sub-clause 5.2.2(E) of the Dutch Master Lease, sub-clause 5.2.2 (E) of the Italian Master Lease and sub-clause 5.2.2 (E) of the Belgian Master Instalment Sale and Administration Agreement, together with the Net Book Value of the Lease Vehicles being subleased pursuant to Sub-Clause 5.2.2(D) (Vehicle Use), sub-clause 5.2.2.(D) of the French Master Lease, sub-clause 5.2.2(D) of the Spanish Master Lease, sub-clause 5.2.2(D) of the Dutch Master Lease, sub-clause 5.2.2 (D) of the Italian Master Lease and sub-clause 5.2.2 (D) of the Belgian Master Instalment Sale and Administration Agreement, does not exceed the lower of (1) ten (10) per cent. of the aggregate Net Book Value of all Eligible Vehicles at any one time or (2) EUR 70,000,000 in total, and provided that, in respect of Germany, individually, this should not exceed EUR 16,000,000 (v) the Lease Vehicles being so subleased are being used in connection with such OpCo’s business, including use by such OpCo’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, provided that no amendments are made to the registration of the Lessee as the registered keeper (Halter) of the Vehicles, and (vi) following a Level 1 Minimum Liquidity Test Breach, the sublease of such Leased Vehicles shall be terminated, and such subleased Vehicles shall either be: (a) returned to the Lessee or (b) sold by the relevant OpCo on the Servicer's behalf, with all proceeds of such sale to be deposited into the German Collection Account.
With respect to any Lease Vehicles subleased pursuant to this Sub-Clause 5.2.2 (Vehicle Use) that meet the conditions of both the preceding paragraphs (A) and (B), as of any date of determination, the Servicer will determine which such Lease Vehicles shall count towards the calculation of the percentage of aggregate Net Book Value in which of the preceding paragraphs (A) or (B) as of such date; provided that, no such individual Lease Vehicle shall count towards the calculation of the percentage of aggregate Net Book Value with respect to both paragraphs (A) and (B) as of such date.
On the first day of each calendar month, each Lessee shall deliver to the Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding paragraphs (A) or (B) and the sublessee of each such Lease Vehicle, in each case, as of the last day of the immediately preceding calendar month, each of which deliveries may be satisfied by the applicable Lessee posting such list to a password protected website made available to the Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee.
On the first day of each calendar month, each Lessee shall deliver to the Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding paragraphs (C), (D) and (E) and the sublessee of each such Lease Vehicle, in each case, as of the last day of the immediately preceding calendar month, each of which deliveries will be satisfied by the Servicer having actual knowledge of each such subleased Lease Vehicle and the related sublessee to whom such Lease Vehicle was then being subleased.
The sublease of any Lease Vehicles permitted by this Clause 5 (Vehicle Operational Covenants) shall not release any Lessee from any obligations under this Agreement.
5.3Non-Disturbance
With respect to any Lessee, so long as such Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Lease Vehicles will not be disturbed during the Term subject, however, to Sub-Clause 6.2 (Servicer Functions), Sub-Clause 8.7 (Preservation of rights) and Clause 9 (Default and Remedies Therefor) hereof and except that the Lessor and the German Security Trustee each retain the right, but not the duty, to inspect the Lease Vehicles leased by such Lessee without disturbing such Lessee’s business.
5.4Manufacturer’s Warranties
If a Lease Vehicle is covered by a Manufacturer’s warranty, the relevant Lessee, during the Vehicle Term for such Lease Vehicle, shall have the right to make any claims under such warranty that the Lessor could make.
5.5Program Vehicle Condition Notices
Upon the occurrence of any event or condition with respect to any Lease Vehicle that is then designated as a Program Vehicle that would reasonably be expected to result in a redesignation of such Lease Vehicle pursuant to Sub-Clause 2.5(a)(ii) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations), the Lessee of such Lease Vehicle shall notify the Lessor and the Servicer of such event or condition in the normal course of operations.

6SERVICER FUNCTIONS AND COMPENSATION
6.1Servicer Appointment
German FleetCo has appointed the Servicer in accordance with this Agreement to provide the services in accordance with the terms of this Agreement and the Servicer has accepted such appointment. In connection with the rights, powers and discretions conferred on the Servicer under this Agreement, the Servicer shall have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary in relation to the exercise of such rights, powers and discretions in respect of the performance of the relevant services.
6.2Servicer Functions
(a)With respect to any Lease Vehicle returned by any Lessee pursuant to Sub-Clause 2.4 (Return), the Servicer shall direct such Lessee as to the return location with respect to such Lease Vehicle. The Servicer shall act as the Lessor’s agent in returning or otherwise disposing of each Lease Vehicle on the Vehicle Lease Expiration Date with respect to such Lease Vehicle, in each case in accordance with the Servicing Standard. In the event the Servicer is the Lessee, the Lessee shall act in its own capacity when returning any Program Vehicle to the Manufacturer pursuant to the applicable Manufacturer Program.
(b)Upon the Servicer’s receipt of any Program Vehicle returned by any Lessee pursuant to Sub-Clause 2.4 (Return), the Servicer shall return such Program Vehicle to the nearest related Manufacturer’s designated return facility or official auction or other facility designated by such Manufacturer at the sole expense of the Lessee thereof unless paid or payable by the Manufacturer thereof in accordance with the terms of the related Manufacturer Program.
(c)With respect to any Lease Vehicle that is (i) a Non-Program Vehicle and is returned to or at the direction of the Servicer pursuant to Sub-Clause 2.4 (Return) or (ii) becomes a Rejected Vehicle, the Servicer shall, subject to the direction of the Lessor, use commercially reasonable efforts, at its own expense, to arrange for the sale of each Non-Program Vehicle to a third party and maximise the sale price thereof (having regard to the then current wholesale or, where the context requires, retail market value of such Non-Program Vehicles). In the event that the sale price is proposed to be at a price which is outside of the guidelines agreed with the Lessor, the Servicer shall seek for approval by the Lessor such that the Lessor either confirms that such sale complies with any guidelines agreed between the Lessor and the Servicer in this respect or any individual instructions from the Lessor.
(d)In connection with the disposition of any Lease Vehicle that is a Program Vehicle, the Servicer shall comply with the Servicing Standard in connection with, among other things, the delivery of any documents of transfer signed as necessary, signed condition reports and signed odometer statements to be submitted with such Program Vehicles returned to a Manufacturer pursuant to Sub-Clause 2.4 (Return) and accepted by or on behalf of the Manufacturer at the time of such Program Vehicle’s return.
(e)Upon the occurrence of a Liquidation Event, the Servicer shall dispose of any Lease Vehicles in accordance with the instructions of the Lessor or the German Security Trustee. To the extent the Servicer fails to so dispose of any such Lease Vehicles, the Lessor and the German Security Trustee shall have the right to otherwise dispose of such Lease Vehicles.
(f)In each case, in accordance with the Servicing Standard, the Servicer shall:
(i)if a Program Vehicle or a Non-Program Vehicle is sold to a third party, direct that the funds paid for such Vehicle by the purchaser are deposited into the German Collection Account;

(ii)comply with all Requirements of Law and (in respect of a Program Vehicle) all requirements under the relevant agreements relating to the Manufacturer Program (each, a “Program Agreement”) with respect to each Vehicle in connection with the transfer of ownership by the Lessor of such Vehicle, including, without limitation, any warranty or servicing booklet;
(iii)assist the Lessor in managing the on-going operation of the Vehicle Purchasing Agreements, including, without limitation:
(A)where required under a Program Agreement, arrange for the furnishment and repair of Program Vehicles (or, as the case may be, agree damage costs payable) in accordance with the return standards of the respective Program Agreement prior to or (as the case may be) following the inspection of the Program Vehicles by the Manufacturer or Dealer (which cost shall be charged to the Lessee);
(B)verify or (as the case may be) countersign the inspection report in respect of the Program Vehicles in accordance with the terms of the Program Agreement (including, without limitation, upon consolidation with the Lessor, assist the Lessor with exercising the right to dispute any items in the inspection report);
(C)maintain all German Vehicle Documents and, where permitted under the Vehicle Purchasing Agreement, allow the relevant Manufacturer, Dealer or their agents access to such records; and
(D)assist the Lessor with filing claims with the relevant Manufacturer, Dealer or transporter for damage in transit and other delivery claims related to the Vehicles; and
(iv)otherwise administer and service the Lease Vehicles; and
(v)subject to Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignation), comply with any obligation to return vehicles to the Manufacturer in accordance with the relevant Manufacturer Program.
(g)The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder (including, without limitation, the related Sub-Servicers, if any, applied pursuant to Sub-Clause 6.7 (Sub-Servicers) below) to do any and all things in connection with its servicing and administration duties that it may deem necessary or desirable to accomplish such servicing and administration duties and that does not materially adversely (in the opinion of the German Security Trustee) affect the interests of the Lessor or the Noteholders. Any permissive right of the Servicer contained in this Agreement shall not be construed as a duty.
(h)In each case, in accordance with the Servicing Standard, the Servicer shall:
(i)monitor compliance by the Lessee of its obligations under Clause 5.1.2 (Insurance). If the Insurance Policies are not maintained by the Lessee, the Servicer shall, if required to do so by the Lessor, make arrangements in respect of the relevant Insurance Policy, as contemplated by Clause 5.1(a)(vii) (Insurance);
(ii)upon knowledge of the occurrence of an event giving rise to a claim of the Lessor or the Servicer under any of the Insurance Policies, the Servicer shall assist the Lessor in filing the Lessor’s claim or arrange for the Servicer’s claim to be filed with the relevant insurance company or underwriters and provide assistance in attempting to bring the claim to successful conclusion; and
(iii)ensure that the Insurance Policies are renewed or (as the case may be) replaced in a timely manner in accordance with the requirements of the relevant Insurance Policy.
(i)The Lessor shall, in accordance with the Servicing Standard and to the extent permitted by law, furnish the Servicer with all such information as the Servicer may require to enable it, to the extent permitted by law, to prepare any tax return for tax purposes in Germany (if necessary). The Servicer shall, to the extent permitted by law, provide the Lessor with all such administrative assistance as is necessary in relation to compliance by the Lessor with German tax legislation (including the preparation of tax returns for the purposes of German tax).
(j)The Servicer shall, to the extent permitted by law, provide the Lessor with administrative assistance in relation to compliance by the Lessor with relevant VAT legislation in Germany (including, without limitation, assistance in relation to the preparation and filing of VAT returns and the issue of VAT invoices).
(k)The Servicer shall, to the extent permitted by law, assist the Lessor with any of its duties and obligations which may arise under the relevant regulatory and/or administrative law, including the preparation of the notification of the competent commercial regulatory authority (Gewerbeaufsichtsamt) if required under Section 14 of the German Trade, Commerce and Industry Regulation Act (Gewerbeordnung), on a prompt and timely basis to enable the Lessor to perform its obligations under the Related Documents and conduct its business.
(l)Upon becoming aware of the same, the Servicer shall promptly notify the Lessor and the German Security Trustee of any litigation instituted against the Lessor in which it is alleged that the Lessor has breached the terms of any applicable law or regulation.
(m)The Servicer shall:
(i)keep or procure that the German Vehicle Documents are kept in safe custody;
(ii)inform the German FleetCo of the location at which the German Vehicle Documents are kept promptly after the date of this Agreement and promptly notify the German FleetCo and the German Security Trustee of any changes to such location effected thereafter; and
(iii)keep the German Vehicle Documents in such manner as to ensure each is uniquely identifiable and distinguishable, by a reference number, from the records and other documents which relate to other agreements which are held by or on behalf of the Servicer.
(n)The Servicer shall, subject to any applicable Requirement of Law, permit the German FleetCo and (following the delivery of a Master Lease Termination Notice or a Lease Event of Default which is continuing and is not remedied or waived) the German Security Trustee and any other Person reasonably nominated by the German FleetCo and (following the delivery of a Master Lease Termination Notice or a Lease Event of Default which is continuing and is not remedied or waived) the German Security Trustee at any time during normal business hours upon reasonable notice to have access to the German Vehicle Documents and the Servicer Records.
6.3Required Contractual Criteria
(a)The Servicer shall, prior to the expiry of a Vehicle Purchasing Agreement to which German FleetCo is a party, commence negotiations with the relevant Manufacturers and Dealers on behalf of German FleetCo to renew such Vehicle Purchasing Agreement (where a renewal of the Vehicle Purchasing Agreement is sought) and in circumstances where entry into a Vehicle Purchasing Agreement with a new Manufacturer or Dealer is sought (subject to the conditions below) the Servicer shall negotiate the terms of such new Vehicle Purchasing Agreement on behalf of German FleetCo including, without limitation, the Required Contractual Criteria (or seeking a waiver from the German Security Trustee in relation to any deviations from the Required Contractual Criteria, provided that the German Security Trustee shall not under any circumstance grant a waiver in respect of a deviation from the substance of paragraphs 1.4 and 1.5 of the Required Contractual Criteria). The German Security Trustee shall grant a waiver in respect of any deviation from paragraph 1.3 of the Required Contractual Criteria such that the bonus payments or other amounts described in paragraph 1.3 of the Required Contractual Criteria are to be payable to or for the account of German FleetCo, provided that each of the following requirements is met:
(i)it receives the approval of the German Security Trustee acting at the written direction of the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the German Security Trust Deed and the Issuer Security Trust Deed); and
(ii)subject to usual qualifications or reservations, the Servicer provides the German Security Trustee with satisfactory legal, taxation and accounting reports or opinions establishing that the deviation will not affect the insolvency remoteness of German FleetCo nor materially increase the tax liability of German FleetCo.
(b)During the period from (and including) the Fourth Amendment Date until the Non-RCC Expiry Date, in circumstances where Non-Program Vehicles are to be acquired by German OpCo from a Dealer or an Auction Seller and on-sold to the German FleetCo pursuant to a Vehicle Purchasing Agreement (in respect of which a Supplemental Agreement applies) where it is not reasonably practicable to enter into such Vehicle Purchasing Agreement with such Dealer or Auction Seller that complies with the Required Contractual Criteria, the Servicer shall be able to negotiate with such Dealer or Auction Seller the terms of a new Vehicle Purchasing Agreement or Vehicle Purchasing Agreements on behalf of the German FleetCo without being required to comply with the Required Contractual Criteria, provided that each of the following requirements is met:
(i)the number of Non-Program Vehicles acquired pursuant to such Vehicle Purchasing Agreement or Vehicle Purchasing Agreements with a single Dealer in a single or series of related transactions or Auction Seller in a single or series of transactions in the same auction process shall not exceed 100 Non-Program Vehicles;
(ii)the purchase price of the Vehicle(s) shall be paid to the relevant Dealer or Auction Seller in full by the date falling no later than five (5) Business Days from the date of (A) in respect of a purchase from a Dealer, delivery of the relevant Vehicle(s) and (B) in respect of a purchase from an Auction Seller, the applicable Vehicle Purchasing Agreement and in each case, to the extent that the purchase price has not been paid in full by the date falling no later than five (5) Business Days in accordance with paragraphs (A) and (B) above, such Vehicle(s) will not constitute Non-RCC Compliant Eligible Vehicles for the purposes of this Agreement;
(iii)the Vehicle Purchasing Agreement provides that there is an absolute transfer of title of the Non-Program Vehicle from the relevant Dealer or Auction Seller to the German FleetCo, immediately following the payment of the purchase price of the Non-Program Vehicle, and the German FleetCo shall not under any circumstances have any obligations of any nature in favour of such Dealer or Auction Seller under the relevant Vehicle Purchasing Agreement following such payment;

(iv)at any time of determination, the aggregate Net Book Value of such Vehicles where the Vehicles have been delivered to or to the order of the German FleetCo by an Auction Seller or Dealer pursuant to a Vehicle Purchasing Agreement but for which the full purchase price payable by or on behalf of the German FleetCo has not yet been paid by or on behalf of the German FleetCo, shall, in aggregate with the Net Book Value of such Vehicles acquired by the relevant FleetCo pursuant to the equivalent clause in each of the other Master Leases, be no more than EUR 10,000,000. For the avoidance of doubt, any Vehicles acquired pursuant to a Vehicle Purchasing Agreement which is not compliant with the Required Contractual Criteria but for which the purchase price has been paid in full shall be disregarded for the purposes of the limit set out in this paragraph (b)(iv) and further, to the extent that on such date of determination, the Net Book Value of such Vehicles acquired by the FleetCos pursuant to this Clause 6.3(b)(iv) the equivalent clause in each of the other Master Leases is more than EUR 10,000,000, then such excess shall be treated as Non-RCC Compliant Unpaid Vehicle Concentration Excess Amount; and
(v)at any time of determination, the aggregate Net Book Value of all Non-RCC Compliant Eligible Vehicles shall be equal to or less than thirty (30) per cent. of the aggregate Net Book Value of all Eligible Vehicles as at that date of determination and to the extent that on such date of determination, the Net Book Value of such Non-RCC Compliant Eligible Vehicles is more than thirty (30) per cent of the aggregate Net Book Value of all Eligible Vehicles, such excess shall be treated as Non-RCC Compliant Eligible Vehicle Concentration Excess Amount and the German FleetCo shall not purchase any further Vehicles pursuant to any Vehicle Purchasing Agreement which does not comply with the Required Contractual Criteria until such time that the Net Book Value of such Non-RCC Compliant Eligible Vehicles is equal to or less than thirty (30) per cent. of the aggregate Net Book Value of all Eligible Vehicles (and the Non-RCC Compliant Eligible Vehicle Concentration Excess Amount is brought down to nil). For the avoidance of doubt, a breach by the German FleetCo of the obligation to ensure the aggregate Net Book Value of Non-RCC Compliant Eligible Vehicles shall be equal to or less than thirty (30) per cent. of the aggregate Net Book Value of all Eligible Vehicles set out in this Sub-Clause (v) shall not on its own constitute a Lease Event of Default or a Leasing Company Amortization Event.
On any date after the Non-RCC Expiry Date, the Servicer shall not negotiate any Vehicle Purchasing Agreements (in respect of a Supplemental Agreement applies) on behalf of German FleetCo which do not comply with the Required Contractual Criteria. For the avoidance of doubt, this restriction shall not apply to any Vehicles which the German FleetCo may have purchased pursuant to sub-clause (b) above
(c)The Servicer, on behalf of the German Fleetco, and/or the German Fleetco shall not at any time enter into Intra-Group Vehicle Purchasing Agreement for purchase of Vehicles with other Fleetcos or Opcos (other than the German Opco).
6.4Servicing Standard and Data Protection
In addition to the duties enumerated in Sub-Clause 6.2 (Servicer Functions) and 6.3 (Required Contractual Criteria), the Servicer agrees to perform each of its obligations hereunder in accordance with the Servicing Standard, unless otherwise stated.
To the extent that, in the context of this Agreement, the Lessor receives any personal data from the Servicer or the Servicer receives any personal data from the Lessor, the receiving party shall process such personal data only for the purposes of this Agreement and shall comply with applicable data protection laws (in particular, with the Regulation (EU) 2016/679 of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC) when processing such personal data.
6.5Servicer Acknowledgment
The parties to this Agreement acknowledge and agree that Hertz Autovermietung GmbH acts as Servicer of the Lessor pursuant to this Agreement, and, in such capacity, as the agent of the Lessor, for purposes of performing certain duties of the Lessor under this Agreement and the German Related Documents.
6.6Servicer’s Monthly Fee
(a)As compensation for the Servicer’s performance of its duties, the Lessor shall pay to or at the direction of the Servicer on each Payment Date (i) a fee (the “German Monthly Servicing Fee”) equal to 0.50% per annum, payable at one-twelfth the annual rate, on the outstanding Net Book Value of the Lease Vehicles as of the last day of the Related Month with respect to such Payment Date and (ii) the reasonable costs and expenses of the Servicer incurred by it during the Related Month as a result of arranging for the sale of Lease Vehicles returned to the Lessor in accordance with Sub-Clause 2.4(a) (Lessee Right to Return); provided, however, that such costs and expenses shall only be payable to or at the direction of the Servicer to the extent of any excess of the sale price received by or on behalf of the Lessor for any such Lease Vehicle over the Net Book Value thereof.
(b)All payments required to be made by any party under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim, except that (i) any fees and expenses or other amounts due and payable by the Lessor to the Servicer shall be set-off against (ii) any amount owed by the Servicer in such capacity (or as Lessee) to the Lessor at such time under this Agreement.
6.7Sub-Servicers
The Servicer may delegate to any Person (each such delegee, in such capacity, a “Sub-Servicer”) the performance of part (but not all) of the Servicer’s obligations as Servicer pursuant to this Agreement on the condition that:
(a)the Servicer shall maintain up-to-date records of the Servicer’s obligations as Servicer which have been delegated to any Sub-Servicer, and such records shall contain the name and contact information of the Sub-Servicer;
(b)in delegating any of its obligations as Servicer to a Sub-Servicer, the Servicer shall act as principal and not as an agent of the Lessor and shall use reasonable skill and care in choosing a Sub-Servicer;
(c)the Servicer shall not be released or discharged from any liability under this Agreement, and no liability shall be diminished, and the Servicer shall remain primarily liable for the performance of all of the obligations of the Servicer under this Agreement;
(d)the performance or non-performance and the manner of performance by any Sub-Servicer of any of the obligations of the Servicer as Servicer shall not affect the Servicer’s obligations under this Agreement and the Sub-Servicer shall be appropriately licensed to perform any such obligations;

(e)any breach in the performance of the Servicer’s obligations as Servicer by a Sub-Servicer shall be treated as a breach of this Agreement by the Servicer, subject to the Servicer being entitled to remedy such breach for a period of fourteen (14) Business Days of the earlier of:
(i)the Servicer becoming aware of the breach; and
(ii)receipt by the Servicer of written notice from the Lessor or the German Security Trustee requiring the same to be remedied; and
(f)neither the Lessor nor the German Security Trustee shall have any liability for any act or omission of any Sub-Servicer and shall have no responsibility for monitoring or investigating the suitability of any Sub-Servicer; and
(g)any delegation to a Sub-Servicer may not affect the Servicer’s centre of main interest within the meaning of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) on insolvency proceedings or cause an establishment of the Servicer within the meaning of such regulation.
6.8Servicer Records and Servicer Reports
(a)On each Business Day commencing on the date hereof, the Servicer shall prepare and maintain electronic records (such records, as updated each Business Day, the “Servicer Records”), showing each Lease Vehicle by the VIN with respect to such Lease Vehicle.
(b)On the date hereof, the Servicer shall deliver or cause to be delivered to the Issuer Security Trustee and the German Security Trustee the Servicer Records as of such date, which delivery may be satisfied by the Servicer posting, or causing to be posted, such Servicer Records to a password-protected website made available to the German Security Trustee and the Issuer Security Trustee or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).
(c)On each Business Day following the date hereof, the Servicer shall deliver or cause to be delivered to the German Security Trustee a schedule listing all changes to the Servicer Records in respect of the foregoing Sub-Clauses 6.8(a) and (b) (Servicer Records and Servicer Reports) since the preceding Business Day (such schedule as delivered each Business Day, a “Servicer Report”), which delivery may be satisfied by the Servicer posting, or causing to be posted, such Servicer Report to a password-protected website made available to the German Security Trustee and the Lessor or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).
6.9Powers of Attorney
The Lessor shall from time to time upon receipt of request by the Servicer, promptly give to the Servicer any powers of attorney or other written authorizations or mandates and instruments as are reasonably necessary to enable the Servicer to perform its obligations under this Agreement, provided that any such powers of attorney or other written authorizations or mandates or instruments must be strictly limited to specific matters. Such powers of attorney shall cease to have effect when the Servicer ceases to act as servicer under this Agreement.
6.10Servicer’s agency limited
The Servicer shall have no authority by virtue of this Agreement to act for or represent German FleetCo as agent or otherwise, save in respect of those functions and duties which it is expressly authorized to perform and discharge by this Agreement and for the period during which this Agreement so authorizes it to perform and discharge those functions and duties.

6.11Resignation of Servicer
The Servicer may, by giving not less than fourteen (14) days’ written notice to German FleetCo and the German Security Trustee, resign as Servicer, provided that, other than where all amounts due and payable under the German Facility Agreement are being repaid in full, a replacement Servicer satisfactory to German FleetCo and the German Security Trustee and with the appropriate licences and registrations has been or will, simultaneously with the termination of the Servicer’s appointment under this Agreement, be appointed (it being understood that it is German FleetCo’s obligation and not the German Security Trustee’s obligation to negotiate and make such appointment).
7CERTAIN REPRESENTATIONS AND WARRANTIES
German OpCo, as Lessee, represents and warrants to the Lessor and the German Security Trustee that as of the Closing Date, and will represent and warrant as of each Vehicle Lease Commencement Date, and each Additional Lessee (with respect to itself only) will represent and warrant to the Lessor and the German Security Trustee that as of the Joinder Date with respect to such Additional Lessee, and as of each Vehicle Lease Commencement Date applicable to such Additional Lessee occurring on or after such Joinder Date:
7.1Organization; Power; Qualification
Such Lessee has been duly incorporated and is validly existing as a limited liability company under the laws of Germany, with corporate power under the laws of Germany to execute and (where relevant) deliver this Agreement and the other Related Documents to which it is a party and to perform its obligations hereunder and thereunder.
7.2Authorization; Enforceability
Each of this Agreement and the other Related Documents to which it is a party has been duly authorized, executed and (where relevant) delivered on behalf of such Lessee and, assuming due authorization, execution and (where relevant) delivery by the other parties hereto or thereto, is a valid and legally binding agreement of such Lessee enforceable against such Lessee in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally).
7.3Compliance
The execution, delivery (where relevant) and performance by such Lessee of this Agreement and the German Related Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security, charge or encumbrance upon any of the property or assets of such Lessee other than Security arising under the German Related Documents pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which such Lessee is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to have a Lease Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Lease Material Adverse Effect) or of the provisions of the Lessee’s articles of association.
7.4Governmental Approvals
There is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over such Lessee which is required for the execution, delivery and performance of this Agreement or the German Related Documents (other than such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained or made), except to the extent that the failure to so obtain or effect any such consent, approval, authorization, order, registration or qualification is not reasonably likely to result in a Lease Material Adverse Effect.

7.5[Reserved]
7.6[Reserved]
7.7German Supplemental Documents True and Correct
All information contained in any material German Supplemental Document that has been submitted, or that may hereafter be submitted by such Lessee to the Lessor is, or will be, true, correct and complete in all material respects.
7.8[Reserved]
7.9[Reserved]
7.10Eligible Vehicles
Each Lease Vehicle is or will be, as the case may be, on the applicable Vehicle Lease Commencement Date, an Eligible Vehicle or in the case of any Credit Vehicle will be an Eligible Vehicle following payment of the purchase price in respect thereof.
7.11Ordinary business
Under this Agreement, the Lessee acts in the scope of its ordinary business.
7.12Place of performing its duties
When performing its duties under this Agreement, the Lessee (or any representatives or agents of the Lessee) will not act out of or make use of a fixed place of business, a branch office or office facility located in Germany over which the Lessor (or its directors) has the power of control (Verfügungsgewalt).
7.13Day-to-day management in relation to the Lessor’s business
The managers, employees, representatives or agents of the Lessee will not make any day-to-day management decision in relation to the Lessor’s business and will comply with any guidelines issued by the Lessor regarding the performance of any duty under this Agreement.
8CERTAIN AFFIRMATIVE COVENANTS
Until the expiration or termination of this Agreement, and thereafter until the obligations of each Lessee under this Agreement and the German Related Documents are satisfied in full, each Lessee covenants and agrees that, unless at any time the Lessor and the German Security Trustee shall otherwise expressly consent in writing, it will:
8.1Corporate Existence; Foreign Qualification
Do and cause to be done at all times all things necessary to (i) maintain and preserve its limited liability existence; and (ii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to result in a Lease Material Adverse Effect.
8.2Books, Records, Inspections and Access to Information
(a)Maintain complete and accurate books and records with respect to the Lease Vehicles leased by it under this Agreement and the other German Collateral;

(b)At any time and from time to time during regular business hours, upon reasonable prior notice from the Lessor, the German Security Trustee or the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the German Security Trust Deed and the Issuer Security Trust Deed), permit the Lessor or the German Security Trustee (or such other Person who may be designated from time to time by the Lessor or the German Security Trustee) to examine and make copies of such books, records and documents in the possession or under the control of such Lessee relating to the Lease Vehicles leased by it under this Agreement and the other German Collateral;
(c)Permit any of the Lessor, the German Security Trustee or the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the German Security Trust Deed and the Issuer Security Trust Deed) (or such other Person who may be designated from time to time by any of the Lessor, the German Security Trustee or the Issuer Security Trustee) to visit the office and properties of such Lessee for the purpose of examining such materials, and to discuss matters relating to the Lease Vehicles leased by such Lessee under this Agreement with such Lessee’s independent public accountants or with any of the Authorized Officers of such Lessee having knowledge of such matters, all at such reasonable times and as often as the Lessor, the German Security Trustee or the Issuer Security Trustee may reasonably request;
(d)Upon the request of the Lessor, the German Security Trustee or the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the German Security Trust Deed and the Issuer Security Trust Deed) from time to time, make reasonable efforts (but not disrupt the ongoing normal course rental of Lease Vehicles to customers) to confirm to the Lessor, the German Security Trustee and/or the Issuer Security Trustee the location and mileage (as recorded in the Servicer’s computer systems) of each Lease Vehicle leased by such Lessee hereunder and to make available for the Lessor’s, the German Security Trustee’s and/or the Issuer Security Trustee’s inspection within a reasonable time period such Lease Vehicle at the location where such Lease Vehicle is then domiciled; and
(e)During normal business hours and with prior notice of at least three (3) Business Days, make its records pertaining to the Lease Vehicles leased by such Lessee hereunder available to the Lessor, the German Security Trustee or the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the German Security Trust Deed and the Issuer Security Trust Deed) for inspection at the location or locations where such Lessee’s records are normally domiciled, provided that, in each case, the Lessor agrees that it will not disclose any information obtained pursuant to this Sub-Clause 8.2 (Books, Records, Inspections and Access to Information) that is not otherwise publicly available without the prior approval of such Lessee, except that the Lessor may disclose such information (x) to its officers, employees, attorneys and advisors, in each case on a confidential and need-to-know basis, and (y) as required by applicable law or compulsory legal process.
8.3[Reserved]
8.4Merger
Not merge or consolidate with or into any other Person unless (i) the applicable Lessee is the surviving entity of such merger or consolidation or (ii) the surviving entity of such merger or consolidation expressly assumes such Lessee’s obligations under this Agreement.

8.5Reporting Requirements
Furnish, or cause to be furnished to the Lessor and the German Security Trustee:
(a)no later than the prescribed statutory deadline required by its articles of association and in any event by no later than 270 calendar days after the end of each financial year, its audited Annual Financial Statements together with the related auditors' report(s);
(b)promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Lease Event of Default or Lease Event of Default, together with a written statement of an Authorized Officer of such Lessee describing such event and the action that such Lessee proposes to take with respect thereto, and (b) notice of any Amortization Event.
The financial data that shall be delivered to the Lessor and the German Security Trustee pursuant to this Sub-Clause 8.5 (Reporting Requirements) shall be prepared in conformity with GAAP.
Documents, reports, notices or other information required to be furnished or delivered pursuant to this Sub-Clause 8.5 (Reporting Requirements) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which any Lessee posts such documents, or provides a link thereto on German OpCo’s or any Parent’s website (or such other website address as any Lessee may specify by written notice to the Lessor and the German Security Trustee from time to time) or (ii) on which such documents are posted on German OpCo’s or any Parent’s behalf on an internet or intranet website to which the Lessor and the German Security Trustee have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the German Security Trustee).
8.6German withholding tax
Assist and cooperate with the Lessor to the extent reasonably necessary in the opinion of the Lessor regarding the Lessor’s claims and obligations pertaining to German withholding tax, in particular, assistance with respect to the Lessor’s application for a refund of German withholding tax and the Lessor’s application for an exemption certificate relating to German withholding tax (pursuant to the provisions in particular of Section 50c of the German Income Tax Act (Einkommensteuergesetz)).
8.7Preservation of rights
Preserve and/or exercise and/or enforce its rights and/or shall procure that the same are preserved, exercised or enforced on its behalf (including by the German Security Trustee) in respect of the German Vehicles.
9DEFAULT AND REMEDIES THEREFOR
9.1Events of Default
Any one or more of the following will constitute an event of default (a “Lease Event of Default”) as that term is used herein:
1.1.1there occurs a default in the payment of any Rent or other amount payable by any Lessee under this Agreement unless such default in the payment is caused by an administrative or technical error and in such case, payment is made within three (3) Business Days of being due and payable;
1.1.2any unauthorized assignment or transfer of this Agreement by any Lessee occurs;
1.1.3the failure of any Lessee to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance that in any such case has a Lease Material Adverse Effect, and such default continues for more than fourteen (14) consecutive days after the earlier of the date written notice thereof is delivered by the Lessor or the German Security Trustee to such Lessee or the date an Authorized Officer of such Lessee obtains actual knowledge thereof;
1.1.4if (i) any representation or warranty made by any Lessee herein is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of any Lessee to the Lessor or the German Security Trustee is false or misleading on the date as of which the facts therein set forth are stated or certified, (ii) such inaccuracy, breach or falsehood has a Lease Material Adverse Effect, and (iii) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for fourteen (14) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the German Security Trustee to the applicable Lessee and (y) the date an Authorized Officer of the applicable Lessee learns of such circumstance or condition;
1.1.5an Event of Bankruptcy occurs with respect to Hertz or with respect to any Lessee;
1.1.6this Agreement or any portion thereof ceases to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the German Related Documents) or a proceeding shall be commenced by any Lessee to establish the invalidity or unenforceability of this Agreement, in each case other than with respect to any Lessee that at such time is not leasing any Lease Vehicles hereunder;
1.1.7a Servicer Default occurs; or
1.1.8a Liquidation Event occurs.
For the avoidance of doubt, with respect to any Potential Lease Event of Default or Lease Event of Default, if the event or condition giving rise (directly or indirectly) to such Potential Lease Event of Default or Lease Event of Default, as applicable, ceases to be continuing (through cure, waiver or otherwise), then such Potential Lease Event of Default or Lease Event of Default, as applicable, will cease to exist and will be deemed to have been cured for every purpose under the German Related Documents.
9.2Effect of Lease Event of Default.
If any Lease Event of Default set forth in Sub-Clause 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 (Events of Default) shall occur and be continuing, the relevent Lessee’s leases with respect to any Lease Vehicles leased hereunder shall be subject to the Lessor’s option to terminate such leases as set forth in Sub-Clause 9.3 (Rights of Lessor Upon Lease Event of Default) and 9.4 (Liquidation Event and Non-Performance of Certain Covenants).
9.3Rights of Lessor and German Security Trustee Upon Lease Event of Default
1.1.1If a Lease Event of Default shall occur and be continuing, then the Lessor may proceed by appropriate court action or actions available to it under German law to enforce performance by any Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Sub-Clause 9.5 (Measure of Damages).
1.1.2If any Lease Event of Default set forth in Sub-Clause 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 (Events of Default) shall occur and be continuing, then (i) subject to the terms of this Clause 9.3.2, the Lessor or the German Security Trustee (acting on the written instructions of the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the German Security Trust Deed and the Issuer Security Trust Deed)) shall have the right to serve notice on the other parties hereto whereby any Lessee’s leases hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee are terminated, a “Master Lease Termination Notice”, and following service of such notice shall have the right to (a) take possession of all or a portion of the Lease Vehicles leased by any

Lessee hereunder the lease of which has been so terminated and (b) peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever and (ii) the Lessees, at the request of the Lessor or the German Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the German Security Trust Deed), shall return or cause to be returned all Lease Vehicles to and in accordance with the directions of the Lessor or the German Security Trustee as the case may be.
The Lessor may not validly serve a Master Lease Termination Notice unless such decision to serve the Master Lease Termination Notice has been approved by any independent director (as the term may be defined in the relevant constitutional documents of the Lessor) on the board of directors of the Lessor.
1.1.3Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter available to it under German law and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against such Lessee will in any case be calculated in accordance with Sub-Clause 9.5 (Measure of Damages). All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Related Document with respect to such exercise. Any extension of time for payment hereunder or other indulgence duly granted to any Lessee will not otherwise alter or affect the Lessor’s rights or the obligations hereunder of such Lessee. The Lessor’s acceptance of any payment after it will have become due hereunder will not alter or affect the Lessor’s rights hereunder with respect to any subsequent payments or defaults therein.
9.4Liquidation Event and Non-Performance of Certain Covenants
(a)If a Liquidation Event shall have occurred and be continuing, the German Security Trustee and the Issuer Security Trustee shall have the rights against each Lessee and the German Collateral provided in the German Security Trust Deed and Issuer Security Trust Deed, upon a Liquidation Event, including, in each case, the right to serve a Master Lease Termination Notice on the other parties hereto and following service of such notice shall have the right (i) to take possession of all or a portion of the Lease Vehicles leased by any Lessee hereunder the lease of which has been terminated and (ii) to peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever.
(b)During the continuance of a Liquidation Event, the Servicer shall return any or all Lease Vehicles that are Program Vehicles to the related Manufacturers in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program, the Lessor shall have the right to otherwise dispose of such Program Vehicles and to direct the Servicer to dispose of such Program Vehicles in accordance with its instructions.
(c)Notwithstanding the exercise of any rights or remedies pursuant to this Sub-Clause 9.4 (Liquidation Event and Non-Performance of Certain Covenants), the Lessor will, nevertheless, have a right to recover from such Lessee any and all amounts (for the avoidance of doubt, as limited by Sub-Clause 9.5 (Measure of Damages)) as may be then due.

(d)In addition, following the occurrence of a Liquidation Event, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis each Lessee, necessary or desirable to allow the German Security Trustee to exercise the rights, remedies, powers, privileges and claims given to the German Security Trustee pursuant to Sub-Clause 10.2 (Rights of the German Security Trustee upon Amortization Event or Certain Other Events of Default) of the German Facility Agreement, and each Lessee acknowledges that it has hereby granted to the Lessor all such rights, remedies, powers, privileges and claims granted by the Lessor to the German Security Trustee pursuant to Clause 10 of the German Facility Agreement and that the German Security Trustee may act in lieu of the Lessor in the exercise of all such rights, remedies, powers, privileges and claims.
(e)The German Security Trustee may only take possession of, or exercise any of the rights or remedies specified in this Agreement with respect to, such number of Lease Vehicles necessary to generate disposition proceeds in an aggregate amount sufficient to pay each German Note with respect to which a Liquidation Event is then continuing as set forth in the German Facility Agreement, taking into account the receipt of proceeds of all other vehicles being disposed of that have been transferred to secure such German Note.
9.5Measure of Damages
If a Lease Event of Default or Liquidation Event occurs and the Lessor or the German Security Trustee exercises the remedies granted to the Lessor or the German Security Trustee under Sub-Clause 8.7 (Preservation of rights), this Clause 9 (Default and Remedies Therefor) or Sub-Clause 10.2 of the German Facility Agreement, the amount that the Lessor shall be permitted to recover from any Lessee as payment shall be equal to:
(i)all Rent for each Lease Vehicle leased by such Lessee hereunder to the extent accrued and unpaid as of the earlier of the date of the return to the Lessor of such Lease Vehicle or disposition by the Servicer of such Lease Vehicle in accordance with the terms of this Agreement and all other payments payable under this Agreement by such Lessee, accrued and unpaid as of such date; plus
(ii)any reasonable out-of-pocket damages and expenses, including reasonable attorneys’ fees and expenses that the Lessor or the German Security Trustee will have sustained by reason of such a Lease Event of Default or Liquidation Event, together with reasonable sums for such attorneys’ fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Lease Vehicles leased by such Lessee hereunder or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection, in each case to the extent reasonably attributable to such Lessee; plus
(iii)interest from time to time on amounts due from such Lessee and unpaid under this Agreement at EURIBOR plus 1.0% computed from the date of such a Lease Event of Default or Liquidation Event or the date payments were originally due to the Lessor by such Lessee under this Agreement or from the date of each expenditure by the Lessor or the German Security Trustee, as applicable, that is recoverable from such Lessee pursuant to this Clause 9 (Default and Remedies Therefor), as applicable, to and including the date payments are made by such Lessee.
9.6Servicer Default
Any of the following events will constitute a default of the Servicer (a “Servicer Default”) as that term is used herein:
(i)the failure of the Servicer to comply with or perform any provision of this Agreement or any other Related Document and such failure is, in the opinion of the German Security Trustee materially prejudicial to the German Noteholders and in the case of a default which is remediable, such default continues for more than fourteen (14) consecutive days after the earlier of the date written notice is delivered by the Lessor or the German Security Trustee to the Servicer or the date an Authorized Officer of the Servicer obtains actual knowledge thereof;
(ii)an Event of Bankruptcy occurs with respect to the Servicer;
(iii)the failure of the Servicer to make any payment when due from it hereunder or under any of the other German Related Documents or to deposit any German Collections received by it into the German Collection Account when required under the German Related Documents and, in each case, unless such failure is as a result of an administrative or technical error in such case payment has been made within three (3) Business Days;
(iv)if (I) any representation or warranty made by the Servicer relating to the German Collateral in any German Related Document is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing relating to the German Collateral furnished by or on behalf of the Servicer to the Lessor or the German Security Trustee pursuant to any German Related Document is false or misleading on the date as of which the facts therein set forth are stated or certified, (II) such inaccuracy, breach or falsehood is, in the opinion of the German Security Trustee materially prejudicial to any of the German Noteholders, and (III) if such inaccuracy, breach or falsehood can be remedied, the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for at least fourteen (14) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the German Security Trustee to the Servicer and (y) the date an Authorized Officer of the Servicer obtains actual knowledge of such circumstance or condition;
(v)a Lease Event of Default occurs which gives rise to a right for the Lessor or the German Security Trustee to serve a Master Lease Termination Notice; or
(vi)a Liquidation Event occurs.
In the event of a Servicer Default, the Lessor or the German Security Trustee, in each case acting pursuant to Sub-Clause 9.24(d) (Servicer Default) of the German Facility Agreement, shall have the right to replace the Servicer as servicer with a replacement servicer which shall be appropriately licensed.
For the avoidance of doubt, with respect to any Servicer Default, if the event or condition giving rise (directly or indirectly) to such Servicer Default ceases to be continuing (through cure, waiver or otherwise), then such Servicer Default will cease to exist and will be deemed to have been cured for every purpose under the German Related Documents.
9.7Application of Proceeds
The proceeds of any sale or other disposition pursuant to Sub-Clause 9.2 (Effect of Lease Event of Default) or Sub-Clause 9.3 (Rights of Lessor Upon Lease Event of Default) shall be applied by the Lessor in accordance with the terms of the German Related Documents.
10CERTIFICATION OF TRADE OR BUSINESS USE
Each Lessee hereby warrants and certifies that it intends to use the Lease Vehicles that are subject to this Agreement in connection with its trade or business.

11[RESERVED]
12ADDITIONAL LESSEES
Subject to the prior consent of German FleetCo (such consent not to be unreasonably withheld or delayed) and the German Security Trustee (acting upon the instructions of the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the Germany Security Trust Deed and the Issuer Security Trust Deed), any Affiliate of German OpCo that was incorporated under the laws of Germany (each, a “Permitted Lessee”) shall have the right to become a Lessee under and pursuant to the terms of this Agreement by acceding to this Agreement (Vertragsbeitritt) pursuant to this Clause 12 (Additional Lessees). If a Permitted Lessee desires to become a Lessee under this Agreement, then such Permitted Lessee shall execute (if appropriate) and deliver to the Lessor, the German Security Trustee or the Issuer Security Trustee:
12.1a Joinder in Lease Agreement substantially in the form attached hereto as Annex A (each, an “Affiliate Joinder in Lease”);
12.2the articles of association for such Permitted Lessee, duly certified by an Authorized Officer of such Permitted Lessee;
12.3copies of resolutions of the Board of Directors or other authorizing action of such Permitted Lessee authorizing or ratifying the execution, delivery (where relevant) and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by an Authorized Officer of such Permitted Lessee;
12.4a certificate of an Authorized Officer of such Permitted Lessee certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease and any other Related Documents to be executed by it, together with samples of the true signatures of each such individual;
12.5an Officer’s Certificate stating that such joinder by such Permitted Lessee complies with this Clause 12 (Additional Lessees) and an opinion of counsel, which may be based on an Officer’s Certificate and is subject to customary exceptions and qualifications (including, without limitation any insolvency laws), stating that (a) all conditions precedent set forth in this Clause 12 (Additional Lessees) relating to such joinder by such Permitted Lessee have been complied with and (b) upon the due authorization, execution and delivery (where relevant) of such Affiliate Joinder in Lease by the parties thereto, such Affiliate Joinder in Lease will constitute legal and valid obligations of such Permitted Lessee; and
12.6any additional documentation that the Lessor, the German Security Trustee or the Issuer Security Trustee may reasonably require to evidence the accession by such Permitted Lessee to this Agreement and the assumption of the obligations and liabilities set forth in this Agreement.
13VALUE ADDED TAX
13.1Sums payable exclusive of VAT
All sums or other consideration set out in this Agreement or otherwise payable or provided by any party to any other party pursuant to this Agreement shall be deemed to be exclusive of any VAT which is or becomes chargeable (if any) on any supply or supplies for which sums or other consideration (or any part thereof) are the whole or part of the consideration for VAT purposes.

13.2Payment of amounts in respect of VAT
Where, pursuant to the terms of this Agreement, any party (the “Supplier”) makes a supply to any other party (the “Recipient”) hereto for VAT purposes and VAT is or becomes chargeable on such supply (being VAT for which the Supplier is required to account to the relevant Tax Authority):
(a)where the Supplier is the Lessee, the Recipient shall, following receipt from the Supplier of a valid VAT invoice in respect of such supply, pay to the Supplier (in addition to any other consideration for such supply) a sum equal to the amount of such VAT; and
(b)where the Supplier is the Lessor, the Recipient shall pay to the Supplier (in addition to and at the same time as paying any other consideration for such supply) a sum equal to the amount of such VAT, and the Supplier shall, following receipt of such sum and (unless otherwise required pursuant to any Requirement of Law) not before, provide the Recipient with a valid VAT invoice in respect of such supply.
13.3Cost and expenses
References in this Agreement to any fee, cost, loss, disbursement, commission, damages, expense, charge or other liability incurred by any party to this Agreement and in respect of which such party is to be reimbursed or indemnified by any other party under the terms of, or the amount of which is to be taken into account in any calculation or computation set out in this Agreement shall include such part of such fee, cost, loss, disbursement, commission, damages, expense, charge or other liability as represents any VAT, but only to the extent that such first party is not entitled to a refund (by way of a credit or repayment) in respect of such VAT from any relevant Tax Authority.
14SECURITY AND ASSIGNMENTS
14.1Rights of Lessor pledged to Trustee
Each Lessee acknowledges that the Lessor has transferred or will transfer all of its rights under this Agreement to the German Security Trustee pursuant to the German Security Documents. Accordingly, each Lessee agrees that:
(i)upon the occurrence of a Lease Event of Default or Liquidation Event, the German Security Trustee may exercise (for and on behalf of the Lessor) any right or remedy against such Lessee provided for herein and such Lessee will not interpose as a defense that such claim should have been asserted by the Lessor;
(ii)upon the delivery by the German Security Trustee of any notice to such Lessee stating that a Lease Event of Default or a Liquidation Event has occurred, such Lessee will, if so requested by the German Security Trustee, comply with all obligations under this Agreement that are asserted by the German Security Trustee (including on behalf of the Lessor), irrespective of whether such Lessee has received any such notice from the Lessor; and
(iii)such Lessee acknowledges that pursuant to this Agreement it has agreed to make all payments of Rent hereunder (and any other payments hereunder) directly to the German Collection Account, which is pledged to the German Security Trustee.
14.2Right of the Lessor to Assign or Transfer its rights or obligations under this Agreement
The Lessor shall have the right to finance the acquisition and ownership of Lease Vehicles under this Agreement by, without limitation, selling, assigning or transferring any of its rights and/or obligations under this Agreement to the Issuer Security Trustee for the benefit of the Noteholders; provided, however, that any such sale, assignment or transfer shall be subject to the rights and interest of the Lessees in the Lease Vehicles, including but not limited to the Lessees’ right of quiet and peaceful possession of such Lease Vehicles as set forth in Sub-Clause 5.3 (Non-Disturbance) hereof, and under this Agreement.
14.3Limitations on the Right of the Lessees to Assign or Transfer its rights or obligations this Agreement
No Lessee shall assign or transfer or purport to assign or transfer any right or obligation under this Agreement to any other party.
14.4Security
The Lessor may grant security interests in the Lease Vehicles leased by any Lessee hereunder without consent of any Lessee. Except for Permitted Security, each Lessee shall keep all Lease Vehicles free of all Security arising during the Term. If on the Vehicle Lease Expiration Date for any Lease Vehicle, there is Security on such Lease Vehicle, the Lessor may, in its discretion, remove such Security and any sum of money that may be paid by the Lessor in release or discharge thereof, including reasonable attorneys’ fees and costs, will be paid by the Lessee of such Lease Vehicle upon demand by the Lessor.
15LIMITED LIABILITY OF LESSOR
As between the Lessor and each Lessee, acceptance for lease of each Lease Vehicle pursuant to Sub-Clause 2.1(e) (Lease Vehicle Acceptance or Non-conforming Lease Vehicle Rejection) shall constitute such Lessee’s acknowledgment and agreement that such Lessee has fully inspected such Lease Vehicle, that such Lease Vehicle is in good order and condition and is of the manufacture, design, specifications and capacity selected by such Lessee, that such Lessee is satisfied that the same is suitable for this use. Each Lessee acknowledges that the Lessor is not a Manufacturer or agent thereof or primarily engaged in the sale or distribution of Lease Vehicles. The Lessor will not be liable to any Lessee and any Lessee will procure that the Lessor will not be liable to any ultimate rental customers of any Lessee or any other person in respect of any cost, loss or damage (consequential or otherwise) arising out of the condition, the use, the operation, the rental, the maintenance, repair, delay or failure in delivery of any Vehicle, or the interruption or suspension of possession, use or quiet enjoyment (ungestörter Besitz) in respect of any Vehicle, provided that the aforementioned limitations shall not apply in respect of liabilities for (i) damages caused intentionally or by gross negligence (grobe Fahrlässigkeit) or by a negligent (fahrlässig) breach of any material contractual obligation (vertragswesentliche Pflicht) by the Lessor or (ii) damages to persons (Personenschäden). Material contractual obligations (vertragswesentliche Pflichten) are any obligations whose fulfilment is necessary for the proper execution of the contract and whose observance contractual partners regularly rely upon.
16NON-PETITION AND NO RECOURSE
16.1Non-Petition
Notwithstanding anything to the contrary in this Agreement or any German Related Document, only the German Security Trustee may pursue the remedies available under the general law or under the German Security Trust Deed to enforce this Agreement, the German Security or a German Note and no other Person shall be entitled to proceed directly German FleetCo in respect hereof (unless the German Security Trustee, having become bound to proceed in accordance with the terms of the German Related Documents, fails or neglects to do so). Each party to this Agreement hereby agrees with and acknowledges to each of German FleetCo and the German Security Trustee until the date falling one year and one day after the Legal Final Payment Date, that:
(a)it shall not have the right to take or join any person in taking any steps against German FleetCo for the purpose of obtaining payment of any amount due from German FleetCo (other than serving a written demand subject to the terms of the German Security Trust Deed); and
(b)neither it nor any Person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to German FleetCo,

provided that, the German Security Trustee shall have the right to take any action pursuant to and in accordance with the relevant German Related Documents and German Security Documents,
provided that the aforementioned limitations shall not apply in respect of liabilities for (i) damages caused intentionally or by gross negligence (grobe Fahrlässigkeit) or by a negligent (fahrlässig) breach of any material contractual obligation (vertragswesentliche Pflicht) by the Lessor or (ii) damages to persons (Personenschäden). Material contractual obligations (vertragswesentliche Pflichten) are any obligations whose fulfilment is necessary for the proper execution of the contract and whose observance contractual partners regularly rely upon.
The provisions of this Sub-Clause 16.1 (Non-Petition) shall survive the termination of this Agreement.
16.2No Recourse
Each party to this Agreement agrees with and acknowledges to each of German FleetCo and the German Security Trustee that, notwithstanding any other provision of any German Related Document, all obligations of German FleetCo to such entity are limited in recourse as set out below:
(a)sums payable to it in respect of any of German OpCo's obligations to it shall be limited to the lesser of (i) the aggregate amount of all sums due and payable to it and (ii) the aggregate amounts received, realised or otherwise recovered by or for the account of the German Security Trustee in respect of the German Security whether pursuant to enforcement of the German Security or otherwise; and
(b)upon the German Security Trustee giving written notice that it has determined in its opinion that there is no reasonable likelihood of there being any further realisations in respect of the German Security (whether arising from an enforcement of the German Security or otherwise) which would be available to pay unpaid amounts outstanding under the relevant German Related Documents, it shall have no further claim against German FleetCo in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full, provided that the aforementioned limitations shall not apply in respect of liabilities for (i) damages caused intentionally or by gross negligence (grobe Fahrlässigkeit) or by a negligent (fahrlässig) breach of any material contractual obligation (vertragswesentliche Pflicht) by the Lessor or (ii) damages to persons (Personenschäden). Material contractual obligations (vertragswesentliche Pflichten) are any obligations whose fulfilment is necessary for the proper execution of the contract and whose observance contractual partners regularly rely upon.
▪The provisions of this Sub-Clause 16.2 (No Recourse) shall survive the termination of this Agreement.
17SUBMISSION TO JURISDICTION
With respect to any suit, action, dispute or proceedings relating to this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of Frankfurt am Main, and agrees that the courts of Frankfurt am Main are the most appropriate and convenient courts to settle any suit, action, dispute or proceedings and accordingly no party will be able to argue to the contrary.
18    GOVERNING LAW
This Agreement is governed by, and shall be construed in accordance with, the laws of the Federal Republic of Germany (excluding its conflict of law rules). Any non-contractual rights and obligations arising out of or in connection with this Agreement shall also be governed by, and construed in accordance with, the laws of the Federal Republic of Germany.

19    NOTICES
Unless otherwise specified herein, all notices, communications, requests, instructions and demands by any Party hereto to another shall be delivered in accordance with the provisions of Clause 3.17 of the Master Definitions and Construction Agreement and Clause 22 (Notices) of the German Security Trust Deed.
20ENTIRE AGREEMENT
This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement, together with the Manufacturer Programs, the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules and any other related documents attached to this Agreement (including, for the avoidance of doubt, all related joinders, exhibits, annexes, schedules, attachments and appendices), in each case solely to the extent to which such Manufacturer Programs, schedules and documents relate to Lease Vehicles will constitute the entire agreement regarding the leasing of Lease Vehicles by the Lessor to each Lessee.
21MODIFICATION AND SEVERABILITY
The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Lessor, the Servicer, the German Security Trustee and each Lessee, subject to any restrictions on such waivers, alterations, modifications, amendments, supplements or terminations set forth in the German Facility Agreement. The right of a Party to terminate this Agreement for just cause (Kündigung aus wichtigem Grund) shall remain unaffected. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. For the avoidance of doubt, the execution and/or delivery (where relevant) of and/or performance under any Affiliate Joinder in Lease, Lease Vehicle Acquisition Schedule or Intra-Lease Lessee Transfer Schedule shall not constitute a waiver, alteration, modification, supplement or termination to or of this Agreement.
22SURVIVABILITY
In the event that, during the term of this Agreement, any Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by or on behalf of such Lessee.
23[RESERVED]
24COUNTERPARTS
This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.
25ELECTRONIC EXECUTION
This Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
26LESSEE TERMINATION AND RESIGNATION
With respect to any Lessee except for German OpCo, upon such Lessee (the “Resigning Lessee”) delivering irrevocable written notice to the Lessor, the Servicer and the German Security Trustee that such Resigning Lessee desires to resign its role as a Lessee hereunder (such notice, substantially in the form attached as Exhibit A hereto, a “Lessee Resignation Notice”), such Resigning Lessee shall immediately cease to be a Lessee hereunder, and, upon such occurrence, event or condition, the Lessor, the Servicer, the German Security Trustee and the other Lessees hereby (subject to discharge by the Resigning Lessee of its obligations pursuant to this Clause 26) release, waive, remise, acquit and discharge such Resigning Lessee and such Resigning Lessee’s directors, officers, employees, managers, shareholders and members of and from any and all claims, expenses, damages, costs and liabilities arising or accruing in relation to such Resigning Lessee on or after the delivery of such Lessee Resignation Notice to the Lessor, the Servicer and the German Security Trustee (the time of such delivery, the “Lessee Resignation Notice Effective Date”); provided that, as a condition to such release and discharge, the Resigning Lessee shall pay to the Lessor all payments due and payable with respect to each Lease Vehicle leased by Resigning Lessee hereunder, including without limitation any payment listed under Sub-Clause 4.7.1 and 4.7.2 (Payments), as applicable to each such Lease Vehicle, as of the Lessee Resignation Notice Effective Date; provided further that, the Resigning Lessee shall return or reallocate all Lease Vehicles at the direction of the Servicer in accordance with Sub-Clause 2.4 (Return); provided further that, with respect to any Resigning Lessee, such Resigning Lessee shall not be released or otherwise relieved under this Clause 26 (Lessee Termination and Resignation) from any claim, expense, damage, cost or liability arising or accruing prior to the Lessee Resignation Notice Effective Date with respect to such Resigning Lessee.
27THIRD-PARTY RIGHTS
Other than the Issuer Security Trustee (and the Noteholders and their assigns), for whose benefit this Agreement is made, any Person who is not a party to this Agreement and, for the avoidance of doubt, the parties hereto agree that this Agreement shall not in any way be construed as a contract for the benefit or protection of third parties (Vertrag zu Gunsten/mit Schutzwirkung zu Gunsten Dritter).
28[RESERVED]
29GOVERNING LANGUAGE
This Agreement is in the English language. If this Agreement is translated into another language, the English text prevails, save that words in German used in this Agreement and having specific legal meaning under German law will prevail over the English translation.
30POWER OF ATTORNEY
If an entity incorporated in Germany is represented by an attorney or attorneys in connection with the signing, execution or delivery (where relevant) of this Agreement or any document, agreement or deed referred to herein or made pursuant hereto, the relevant power of attorney is expressed to be governed by the laws of Germany and it is hereby expressly acknowledged and accepted by the other parties that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.
31RESCISSION OR NULLIFICATION OF THIS AGREEMENT
Without prejudice to any other provision hereof, if one or more provisions hereof is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, or if any party becomes aware of any omission (Vertragslücke) hereto of any terms which were intended to be included in this Agreement, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party or parties or such omission (Vertragslücke) shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other party or parties hereto. Such invalid, illegal or unenforceable provision or such omission (Vertragslücke) shall be replaced by the parties with a provision which comes as close as reasonably possible to the commercial intentions of the invalid, illegal or unenforceable or omitted provision.

Lessor
SIGNED for and on behalf
of HERTZ FLEET LIMITED by its lawfully

appointed attorney _________________     ______________________
                            (Attorney signature)

in the presence of:

__________________
(Witness’ Signature)

__________________
(Witness’ Name)

__________________
(Witness’ Address)

___________________
(Witness’ Occupation)

*This agreement was not separately executed by the parties hereto but was agreed to by the parties pursuant to, and included as a schedule to, a separately signed administrative agreement that is not material to the registrant(s).

Lessee and Servicer
HERTZ AUTOVERMIETUNG GMBH
By:
Name:
Title:

*This agreement was not separately executed by the parties hereto but was agreed to by the parties pursuant to, and included as a schedule to, a separately signed administrative agreement that is not material to the registrant(s).

German Security Trustee
SIGNED for and on behalf of
BNP PARIBAS TRUST CORPORATION UK LIMITED

Signed by:________________________________________________
Title:

Signed by:________________________________________________
Title:

*This agreement was not separately executed by the parties hereto but was agreed to by the parties pursuant to, and included as a schedule to, a separately signed administrative agreement that is not material to the registrant(s).

ANNEX A

FORM OF AFFILIATE JOINDER IN LEASE
THIS AFFILIATE JOINDER IN LEASE AGREEMENT (this “Joinder”) is executed as of _______________ ____, 20__ (with respect to this Joinder and the Joining Party, the “Joinder Date”), by ______________, a ____________________________ (“Joining Party”), and delivered to Hertz Fleet Limited, an entity established in Ireland (“German FleetCo”), as lessor pursuant to the German Master Lease and Servicing Agreement, the German Security Trustee (as defined below) and the other Lessees, dated as of 25 September, 2018 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among German FleetCo, as Lessor, Hertz Autovermietung GmbH (“German OpCo”), as a Lessee and as Servicer, those affiliates of German OpCo from time to time acceding as Lessees thereunder (together with German OpCo, the “Lessees”) and BNP Paribas Trust Corporation UK Limited as German security trustee (the “German Security Trustee”). Capitalized terms used herein but not defined herein shall have the meanings provided for in the Lease.
R E C I T A L S:
WHEREAS, the Joining Party is a Permitted Lessee; and
WHEREAS, the Joining Party desires to become a “Lessee” under and pursuant to the Lease.
NOW, THEREFORE, the Joining Party agrees as follows:
A G R E E M E N T:
1.    The parties to this Joinder agree that the Joining Party shall accede (Vertragsbeitritt) to the Lease as of the Joinder Date.
2.    The Joining Party hereby represents and warrants to and in favor of German FleetCo and the German Security Trustee that (i) the Joining Party is an Affiliate of German OpCo, (ii) all of the conditions required to be satisfied pursuant to Clause 12 (Additional Lessees) of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Clause 7 (Certain Representations and Warranties) of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.
3.     From and after the date hereof, the Joining Party hereby agrees to assume all of the obligations of a Lessee under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.
4.     By its execution of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease. By its execution of this Joinder, German FleetCo and the German Security Trustee each acknowledges that the Joining Party is a Lessee for all purposes under the Lease.
5.    The parties agree that the courts of Frankfurt am Main have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Joinder and therefore irrevocably submit to the jurisdiction of those courts. The parties agree that the courts of Frankfurt am Main are an appropriate and convenient forum to settle Disputes between them and, accordingly, the parties will not argue to the contrary.
6.    This Joinder is governed by German law. Any non-contractual obligations arising out of or in connection with this Joinder are governed by German law.

[Name of Joining Party]
By:        ___________________________
Name:        ___________________________
Title:        ___________________________

Address:     ___________________________
Attention:     ___________________________
Telephone:     ___________________________
Facsimile:     ___________________________

Accepted and Acknowledged by:

HERTZ FLEET LIMITED

By:        ___________________________
Name:        ___________________________
Title:        ___________________________

HERTZ AUTOVERMIETUNG GMBH

By:        ___________________________
Name:        ___________________________
Title:        ___________________________

BNP PARIBAS TRUST CORPORATION UK LIMITED
as German Security Trustee

By:        ___________________________
Name:        ___________________________
Title:        ___________________________

[OTHER LESSEES]

EXHIBIT A

FORM OF LESSEE RESIGNATION NOTICE
[_]
[German FleetCo, as Lessor]
[Hertz Autovermietung GmbH, as Servicer]

Re: Lessee Termination and Resignation
Ladies and Gentlemen:
Reference is hereby made to the German Master Lease and Servicing Agreement, dated as of 25 September, 2018 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “German Master Lease”), among German FleetCo, as Lessor, Hertz Autovermietung GmbH (“German OpCo”), as a Lessee and as Servicer, those affiliates of Hertz from time to time acceding as Lessees thereunder (together with German OpCo, the “Lessees”) and BNP Paribas Trust Corporation UK Limited as German Security Trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the German Master Lease.
Pursuant to Clause 26 (Lessee Termination and Resignation) of the German Master Lease, [_] (the “Resigning Lessee”) provides German FleetCo, as Lessor, German OpCo, as Lessee and Servicer, and the other parties to the German Master Lease, irrevocable, written notice that such Resigning Lessee desires to resign as “Lessee” under the German Master Lease, as of [date].
Nothing herein shall be construed to be an amendment or waiver of any requirements of the German Master Lease.

[Name of Resigning Lessee]

By:    _________________________________
Name:    _________________________________
Title:    _________________________________

SCHEDULE I

Common Terms of Motor Third Party Liability Cover

Part A
Non-vitiation endorsement
The Insurer undertakes to each Insured that this Policy will not be invalidated as regards the rights and interests of each such Insured and that the Insurer will not seek to avoid or deny any liability under this Policy because of any act or omission of any other Insured which has the effect of making this Policy void or voidable and/or entitles the Insurer to refuse indemnity in whole or in any material part in respect of any claims under this Policy as against such other Insured. For the purposes of this clause only “Insured” shall not include any “Authorised Driver”.

Part B
Severability of interest
The Insurer agrees that cover hereunder shall apply in the same manner and to the same extent as if individual policies had been issued to each Insured, provided that the total liability of the Insurers to all of the Insureds collectively shall not exceed the sums insured and the limits of indemnity (including any inner limits set by memorandum or endorsement stated in this Policy).

Part C
Notice of non-payment of premium to be sent to the German Security Trustee
No cancellation unless thirty (30) days’ notice.
In the event of non-payment of premium, this Policy may at the sole discretion of the Insurer be cancelled by written notice to the Insureds and [●] [or replacement German Security Trustee], stating when (not less than thirty (30) days thereafter) the cancellation shall be effective. Such notice of cancellation shall be withdrawn and shall be void and ineffective in the event that premium is paid by or on behalf of any of the Insureds prior to the proposed cancellation date.
Notices
The address for delivery of a notice to [●] [or replacement German Security Trustee] will be as follows:
Address:
Tel:
Fax:
Email:
Attention:

SCHEDULE II

[Reserved]

SCHEDULE III

Required Contractual Criteria for Vehicle Purchasing Agreements
1PROVISIONS TO BE APPLIED TO ALL VEHICLE PURCHASING AGREEMENTS TO BE ENTERED INTO BY GERMAN FLEETCO OR GERMAN OPCO
Each Vehicle Purchasing Agreement will in substance satisfy the following contractual requirements:
1.1Parties
Each Vehicle Purchasing Agreement will satisfy the following criteria:
(a)the rights and obligations of each of German FleetCo and German OpCo shall in all cases be several and not joint (nicht gesamtschuldnerisch); and
(b)German FleetCo shall not under any circumstances have any liability for the obligations of German OpCo arising under or in connection with such agreement.
1.2Confidentiality
(a)Each Vehicle Purchasing Agreement will provide that, subject only as provided in sub-paragraph (b) below, none of German FleetCo, German OpCo or the Supplier may disclose the terms of such agreement to any third party (other than their Affiliates, agents and professional advisors, and the agents and professional advisors of their Affiliates) without the prior written consent of:
(i)in the case of disclosure by German FleetCo or German OpCo, the Supplier; and
(ii)in the case of disclosure by the Supplier, German FleetCo and German OpCo, provided always that such prohibition on disclosure shall not apply to any disclosure in accordance with any requirement of or direction by any regulatory body or authority or as otherwise required by applicable law.
(b)Each Vehicle Purchasing Agreement will permit German FleetCo to disclose any term of the agreement in connection with any proposed issue of securities which is secured, directly or indirectly, on any Relevant Vehicle or German FleetCo’s rights under the agreement (each, a “Finance Transaction”):
(i)to any Affiliate of German Fleetco or any issuer, security trustee, lead manager or arranger (or any person appointed in a similar role), rating agency, servicer (debt service manager), monoline insurer or any other person providing credit support or enhancement for a proposed Finance Transaction, as well as their agents, professional advisors and Affiliates; provided that any person to whom disclosure is made under this sub-paragraph (i) shall be under a duty of confidentiality in connection with such information;
(ii)to any regulatory body or authority in accordance with any requirement of or direction by these authorities; and
(iii)(other than in relation to any Initial Purchase Price, Repurchase Price or any requirement in relation to the number of Relevant Vehicles required to be purchased by German OpCo pursuant to the agreement) pursuant to any prospectus, preliminary prospectus or investor presentation prepared in connection with a proposed Finance

Transaction; provided that such disclosure is consistent with requirements under any applicable law, regulation, listing rule or stock exchange requirement.
1.3Volume Rebates etc.
A Vehicle Purchasing Agreement may provide that any bonus payment or other amount (howsoever described) payable or to be made available by a Manufacturer /Dealer as a result of German FleetCo (or German FleetCo and/or German OpCo (and/or any other relevant Affiliate of The Hertz Corporation) under such Vehicle Purchasing Agreement and/or any German OpCo Specific Agreement, as applicable) meeting any minimum vehicle purchase level in that relevant year, be payable to or for the account of German OpCo (rather than German FleetCo). For the avoidance of doubt, German FleetCo may however take the benefit of reductions applied to purchase prices applicable to vehicles as a result of any such minimum vehicle purchase levels being reached.
Notwithstanding the foregoing where a Vehicle Purchasing Agreement provides that in the event that any minimum vehicle purchase level in the relevant year is not met:
(a)any bonus, payment, benefit or reductions applied to purchase prices on Vehicles purchased by German FleetCo or other amount (howsoever described) is recoverable by or repayable to a Manufacturer /Dealer; or
(b)any penalty or other amount (howsoever described) is payable to such Manufacturer /Dealer, such Vehicle Purchasing Agreement shall provide that, in each case, such amounts will only be reclaimed from, payable by, or otherwise recoverable from German OpCo or another Affiliate of The Hertz Corporation other than German FleetCo.
1.4Non-petition
Each Vehicle Purchasing Agreement will contain an irrevocable and unconditional covenant and undertaking given by the relevant Supplier that, until the date falling one year and one day after the Legal Final Payment Date, such Supplier shall not petition or take any step for:
(a)the liquidation, insolvency or any similar or analogous proceedings or circumstances of German FleetCo; or
(b)the appointment of an insolvency officer in relation to German FleetCo or any of its assets, provided that the aforementioned limitations shall not apply in respect of liabilities for (i) damages caused intentionally or by gross negligence (grobe Fahrlässigkeit) or by a negligent (fahrlässig) breach of any material contractual obligation (vertragswesentliche Pflicht) by German FleetCo or (ii) damages to persons (Personenschäden). Material contractual obligations (vertragswesentliche Pflichten) are any obligations whose fulfilment is necessary for the proper execution of the contract and whose observance contractual partners regularly rely upon.
1.5Limited recourse
Each Vehicle Purchasing Agreement will contain an irrevocable and unconditional covenant and undertaking given by the relevant Supplier that, until the date falling one year and one day after the Legal Final Payment Date, such Supplier shall not take any step for any legal proceedings to recover any amount owed to it by German FleetCo under the relevant Vehicle Purchasing Agreement, provided that the aforementioned limitations shall not apply in respect of:
(a)liabilities for (i) damages caused intentionally or by gross negligence (grobe Fahrlässigkeit) or by a negligent (fahrlässig) breach of any material contractual obligation (vertragswesentliche Pflicht) by German FleetCo or (ii) damages to persons (Personenschäden). Material contractual obligations (vertragswesentliche Pflichten) are any obligations whose fulfilment is necessary for the proper execution of the contract and whose observance contractual partners regularly rely upon; and
(b)legal proceedings against German FleetCo to the extent that the only relief sought against German FleetCo pursuant to such proceedings is the re-possession of a Relevant Vehicle pursuant to applicable retention of title provisions provided for under the relevant Vehicle Purchasing Agreement.
1.6Assignment
(a)Each Vehicle Purchasing Agreement will contain terms that permit both German FleetCo and the Supplier to assign or pledge their respective rights under such agreement or (with regard to the Supplier) any other vehicle purchase contract without the need to obtain the consent of each other or a third party.
(b)The Vehicle Purchasing Agreements will not permit German FleetCo or the Supplier to transfer any of its respective obligations thereunder without the prior written consent of each other party to the agreement.
1.7Termination provisions
Each Vehicle Purchasing Agreement will entitle the parties to terminate such agreement subject to and in accordance with the terms thereof, provided that the Supplier shall not at any time be entitled to terminate its repurchase obligations in relation to any Relevant Vehicle (each an "Repurchase Obligation", together the "Repurchase Obligations") which has previously been shipped to or to the order of German FleetCo, provided further that the provisions of paragraph 1.5 (Non-petition), 1.6 (Limited recourse) and 2.1 (Set-off) shall survive termination of a Vehicle Purchasing Agreement. The right of any party to terminate any Vehicle Purchasing Agreement for just cause (Kündigung aus wichtigem Grund) shall remain unaffected.
2PROVISIONS TO BE APPLIED TO ALL MANUFACTURER PROGRAMS TO BE ENTERED INTO BY A GERMAN FLEETCO
Each Manufacturer Program will in substance satisfy the following additional contractual requirements:
2.1Set-off
(a)Subject to paragraph 2.1(b) below, Manufacturer Programs may provide that the Supplier may set off amounts owed by it to German FleetCo against amounts owed to it by German FleetCo or by German OpCo under that Manufacturer Program or any other Vehicle Purchasing Agreement which have been finally adjudicated (rechtskräftig festgestellt) or which are uncontested (unbestritten) by German FleetCo or German OpCo, respectively.
(b)Each Manufacturer Program will provide that the Supplier may not, however, set off any other amounts owed to it by German OpCo (including unpaid Initial Purchase Price in relation to Vehicles, including Relevant Vehicles, delivered to or to the order of German OpCo, or ordered by the German OpCo) against amounts owed by the Supplier to German FleetCo (in particular, any amounts in respect of the Repurchase Price) under that Manufacturer Program or any other Vehicle Purchasing Agreement, save and except in relation to any Manufacturer Program with Daimler AG and/or any of their respective Affiliates or successors or any corporation into which such entities may be merged or converted or with which they may be consolidated or any corporation resulting from any merger, conversion or consolidation of such entities (“Daimler Entities”) or any Dealers or agents (or Affiliates or successors thereof) selling Vehicles manufactured or purchased from the Daimler Entities if such Manufacturer Program does not provide for waiver of set-off in accordance with this paragraph, in which case such amounts may be reclaimed from, payable by, or otherwise recoverable from German FleetCo.
(c)Manufacturer Programs will provide that German FleetCo may set off any amount owed by the Supplier to it against any amount owed by German FleetCo to the Supplier.
2.2Repurchase Obligations
The Manufacturer Program will provide that the Repurchase Obligations are unconditional and irrevocable obligations of the Supplier, subject only to the fulfilment of:
(a)any applicable procedures or requirements, including any minimum or maximum holding periods set out in the Vehicle Purchasing Agreement and required to be followed by German Fleetco (or its agents, if any) in relation to the Repurchase Obligations; and
(b)any applicable provisions or eligibility criteria set out in the Vehicle Purchasing Agreement requiring Relevant Vehicles to meet specified condition standards or eligibility criteria in relation to the Repurchase Obligations.
Without limiting the generality of the foregoing, no Manufacturer Program may provide that the obligations of the Supplier thereunder are conditional upon German FleetCo, German OpCo or any other person, individually or in aggregate, purchasing any minimum number of Vehicles or meeting any other minimum threshold level over or within any period or the solvency of German FleetCo, German OpCo or any other Affiliate of German FleetCo. The Repurchase Obligations shall not lapse under any circumstances in the case of an insolvency of German OpCo.
2.3Retention of title
The Manufacturer Program will provide that:
(a)the Supplier shall retain title to the Relevant Vehicle until the time of payment of the Initial Purchase Price for such Vehicle by either German OpCo or German FleetCo to the Supplier; and
(b)title to the Relevant Vehicle shall not pass to the Supplier until the time of payment of the Repurchase Price for such Vehicle by the Supplier (or if specified by the Supplier at the time of payment, by a third party), following which title to the Relevant Vehicle shall automatically pass to the Supplier.

SCHEDULE IV

[Reserved]

SCHEDULE V

Form of Initial Lease Vehicle Acquisition Schedule
Vehicles to be leased pursuant to the German Master Lease as of the Closing Date, whose Vehicle Lease Commencement Date shall be the Closing Date:

VIN	Make	Model	Model Year